SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Quantum Corporation
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QUANTUM CORPORATION

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

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TO BE HELD ON
August 15, 2012

     TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Quantum Corporation (the “Company” or “Quantum”), a Delaware corporation, will be held on Wednesday, August 15, 2012 at 8:00 a.m., Pacific Daylight Time, at Quantum’s corporate headquarters at 1650 Technology Drive, San Jose, CA 95110, for the following purposes:

1.	To elect eight directors recommended by the Board to serve until the next Annual Meeting of Stockholders or until their successors are elected and duly qualified;
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2013;
3.	To adopt a resolution approving, on an advisory basis, the compensation of our named executive officers;
4.	To approve and ratify an amendment to the Company’s 1993 Long-Term Incentive Plan;
5.	To approve and ratify an amendment to the Company’s Employee Stock Purchase Plan;
6.	To approve and ratify an amendment to the Company’s Executive Officer Incentive Plan; and
7.	To transact such other business as may property come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. The accompanying proxy card will identify the website where the proxy materials will be made available; the date, time and location of the Annual Meeting; the proposals to be voted on at the Annual Meeting and the Board of Directors’ recommendation with regard to such proposals; and a toll-free telephone number and website where stockholders can vote.

     Only stockholders of record at the close of business on June 18, 2012 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to submit your proxy via the Internet or vote, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

By Order of the Board of Directors,

San Jose, California	Shawn D. Hall
June 28, 2012	Senior Vice President, General Counsel and Secretary

QUANTUM CORPORATION
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PROXY STATEMENT
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INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of Quantum Corporation (the “Company” or “Quantum”) for use at the Annual Meeting of Stockholders to be held August 15, 2012 at 8:00 a.m., Pacific Daylight Time, or at any adjournment or postponement thereof (the “Annual Meeting” or “Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s corporate headquarters at 1650 Technology Drive, San Jose, CA 95110. The Company’s telephone number is 408-944-4000 and the Internet address for its website is http://www.quantum.com.

     Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. The accompanying proxy card will identify the website where the proxy materials will be made available; the date, time and location of the Annual Meeting; the proposals to be voted on at the Annual Meeting and the Board of Directors’ recommendation with regard to such proposals; and a toll-free telephone number and website where stockholders can vote. Our proxy materials are first being made available on or about June 28, 2012 to all stockholders entitled to vote at the Meeting.

Record Date; Outstanding Shares

     Stockholders of record at the close of business on June 18, 2012 (the “Record Date”) are entitled to notice of and to vote at the Meeting. At the Record Date, 236,941,677 shares of the Company’s common stock, $0.01 par value (the “Common Stock”), were issued and outstanding. The closing price of the Common Stock on the Record Date, as reported by the New York Stock Exchange (“NYSE”), was $2.04 per share.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company (currently Shawn D. Hall) at or before the taking of the vote at the Meeting, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy must be delivered to the Secretary of the Company at or before the taking of the vote at the Meeting.

Voting and Solicitation

     Each share of Common Stock has one vote, as provided in the Company’s Amended and Restated Certificate of Incorporation. Accordingly, a total of 236,941,677 votes may be cast at the Meeting. Holders of Common Stock vote together as a single class on all matters covered by this Proxy Statement. For voting with respect to the election of directors, stockholders may cumulate their votes. Cumulative voting will allow you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of Common Stock, and there are eight directors to be elected at the Annual Meeting, you could allocate 800 “FOR” votes (eight times one hundred) among as few or as many of the eight nominees to be voted on at the Meeting as you choose. See “PROPOSAL ONE — ELECTION OF DIRECTORS — REQUIRED VOTE.” You will need to indicate on your proxy card whether you intend to cumulate your votes.

     In addition to using the accompanying proxy card, stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards. Most stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instructions card provided by their broker, trustee or nominee.

     The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, email or otherwise.

Stockholder Proposals for Inclusion in the Company’s Proxy Materials Pursuant to Rule 14a-8

     You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the Annual Meeting to be held in 2013, the Secretary of the Company must receive the written proposal at the Company’s principal executive offices no later than March 1, 2013. Such proposals must also comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials and with the notice procedures set forth in the Company’s Bylaws. Stockholders should contact the Secretary of the Company in writing at 1650 Technology Drive, Suite 800, San Jose CA 95110, to make any submission or to obtain additional information as to the proper form and content of submissions.

Stockholder Proposals Not Intended for Inclusion in the Company’s Proxy Materials Pursuant to Rule 14a-8

     Proposals Other than for Nominees to the Board of Directors

     Proposals of stockholders of the Company which are to be presented at the Company’s annual meeting of stockholders for the year ended March 31, 2013 may be made by a stockholder of the Company who is a stockholder at the time of submitting such proposal and at the time of the record date set for that meeting and who complies with the notice procedures set forth in the Company’s Bylaws. Such proposals must be received by the Secretary of the Company not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for this year’s Annual Meeting (see Section 2.4(i)(a) of the Company’s Bylaws). The stockholder’s submission must include the information specified in Section 2.4(i)(b) of the Company’s Bylaws.

     Proposals not meeting the requirements of the immediately preceding paragraph will be considered untimely and will not be entertained at the 2013 annual meeting. Stockholders should contact the Secretary of the Company in writing at 1650 Technology Drive, Suite 800, San Jose CA 95110, to make any submission or to obtain additional information as to the proper form and content of submissions.

     As of the date of this Proxy Statement, the Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. The proxy card submitted with this Proxy Statement grants the proxy holders discretionary authority to vote on any matter (other than stockholder proposals relating to nominees to the Board of Directors) properly brought before the Annual Meeting or any adjournment or postponement of such Meeting.

     Proposals for Nominees to the Board of Directors

     Nominations of persons for election to the Board of Directors of the Company may be made by a stockholder of the Company who is a stockholder at the time of submitting such nomination and at the time of the record date set for that meeting and who complies with the notice procedures set forth in the Company’s Bylaws. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be received by the Secretary of the Company not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for this year’s Annual Meeting (see Sections 2.4(i)(a) and (ii)(a) of the Company’s Bylaws). The stockholder’s submission must include the information specified in Section 2.4(ii)(b) of the Company’s Bylaws.

     Proposals for nominees to the Board not meeting the requirements of the immediately preceding paragraph will be considered untimely and will not be entertained at the 2013 annual meeting. Stockholders should contact the Secretary of the Company in writing at 1650 Technology Drive, Suite 800, San Jose CA 95110, to make any submission or to obtain additional information as to the proper form and content of submissions.

     The Company has not been notified by any stockholder of his or her intent to present any stockholder proposals for nominees to the Board of Directors from the floor at this year’s Annual Meeting.

Quorum; Abstentions; Broker Non-Votes

     A majority of the shares of Common Stock issued and outstanding on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting.

     While there is no definite statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares entitled to vote at the Annual Meeting (“Votes Cast”) with respect to a proposal (other than a proposal relating to the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal other than a proposal relating to the election of directors.

     Broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast. A broker non-vote will make a quorum more readily attainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal. Under NYSE rules, brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to the election of directors or executive compensation vote unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your votes with respect to directors or executive compensation vote are counted.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s Section 16 officers, directors and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and greater than ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such reports received by the Company and on written representations from certain reporting persons, the Company believes that all required filings were timely made during the fiscal year ended March 31, 2012 (“Fiscal 2012”), except for one report for Mr. Shawn Hall and one report for Mr. Theodore Stinson, each disclosing the purchase of shares in connection with our Employee Stock Purchase Plan. These late filings resulted in no liability to the individuals under Section 16(b).

Householding

     The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to such stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Quantum and some brokers household proxy materials unless contrary instructions have been received from one or more of the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please so indicate by (i) contacting Broadridge Financial Solutions, Inc. (“Broadridge”) by telephone at (800) 542-1061 (have your proxy card in hand when you call and then follow the instructions), or (ii) writing to Broadridge at Broadridge c/o Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or (iii) contacting Quantum’s Investor Relations Department by telephone at 408-944-4450 if you are a registered stockholder and contacting your broker if you hold shares beneficially in street name.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

     There are eight nominees for election to the Company’s Board of Directors (the “Board”) this year. All of the nominees are currently serving on the Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. Each nominee has consented to be named as a nominee in the Proxy Statement and to serve as a director if elected. In the event that additional persons are nominated at the time of the Annual Meeting, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible (or, if new nominees have been designated by the Board, in such a manner as to elect such nominees). In such event, the proxy holders will determine the manner in which to allocate the votes among the nominees. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer of the Company.

     The Board’s key roles include, but are not limited to: (i) the selection and evaluation of the Company’s Chief Executive Officer (“CEO”), and overseeing CEO succession planning; (ii) advising the CEO and management on the Company’s fundamental strategies; (iii) reviewing and approving the CEO’s objectives; (iv) approving acquisitions, divestitures and other significant corporate actions; (v) advising the CEO on the performance of senior management, and significant organizational changes, including succession planning; and (vi) approving the annual operating financial plan.

     The names of the nominees and certain information about them as of June 1, 2012, are set forth below.

Name of Nominee	Age	Director Since	Principal Occupation Since
Paul R. Auvil III*†	48	2007	Chief Financial Officer, Proofpoint, Inc. 2007
Michael A. Brown†	53	1995	Chairman of the Board of Line 6, Inc., 2005 Former Chairman of Quantum, 2003
Thomas S. Buchsbaum*†	62	2005	Independent Consultant, 2005
Elizabeth A. Fetter+	53	2005	President and Chief Executive Officer of NxGen Modular, LLC, 2011
Jon W. Gacek	50	2011	President and Chief Executive Officer of Quantum, 2011
David A. Krall+	52	2011	Strategic Advisor, Roku, Inc., 2010 Strategic Advisor, Universal Audio, Inc., 2011
Joseph A. Marengi+	58	2007	Board Member, Hovnanian Enterprises, Inc., 2006 Board Member, Entorian Technologies, Inc., 2007
David E. Roberson*	57	2011	Board Member, International Game Technology, 2008 Board Member, TransLattice, Inc. and RagingWire Enterprise Solutions, Inc., 2011

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     * Member of the Audit Committee.
     + Member of the Leadership and Compensation Committee.
     †Member of the Corporate Governance and Nominating Committee.

     Except as set forth below, each of the nominees has been engaged in his or her principal occupation described above during the past five years. There are no family relationships between any directors or executive officers of the Company.

     Mr. Paul R. Auvil III has served as Chief Financial Officer of Proofpoint, Inc., a provider of messaging security solutions, since March 2007. Before Proofpoint, Mr. Auvil was an entrepreneur-in-residence for six months with Benchmark Capital, a venture capital firm, from October 2006 to March 2007. From August 2002 to July 2006, Mr. Auvil was Chief Financial Officer of VMware, Inc. Prior to joining VMware, Mr. Auvil served four years as Chief Financial Officer at Vitria Technology. Earlier in his career, he spent ten years at VLSI Technology, ultimately becoming vice president and general manager of the Internet and Secure Products Division. Mr. Auvil also serves on the board of Marin Software. Mr. Auvil is the Board’s lead independent director and is a member of the Company’s Corporate Governance and Nominating Committee and the Audit Committee. We believe that Mr. Auvil possesses specific attributes that qualify him to serve as a member of the Board, including his executive experience and his financial and accounting expertise.

     Mr. Michael A. Brown served as Chief Executive Officer of Quantum from September 1995 to September 2002 and as Chairman of Quantum’s Board from May 1998 to July 2003. From 1993 to September 1995, he was President of the Company’s desktop group, from 1992 to 1993 he was Chief Operating Officer responsible for the Company’s hard disk drive business, and from 1984 to 1992 he held various marketing position with the Company. Mr. Brown also serves as Chairman of the board of directors of Line 6, Inc. and is on the boards of Symantec Corporation, Mozes, Inc., a privately-held mobile marketing company and Echo Nest, a privately-held music intelligence platform company. He previously served on the boards of Nektar Therapeutics from September 2002 to December 2009 and of Digital Impact from 1999 to April 2005. Mr. Brown is the Chair of the Company’s Corporate Governance and Nominating Committee. We believe that Mr. Brown possesses specific attributes that qualify him to serve as a member of the Board, including the perspective and experience he brings as our former Chief Executive Officer, which brings historic knowledge, operational expertise and continuity to the Board, and his experience with joint ventures, manufacturing partnerships, marketing partnerships and managing customer relationships.

     Mr. Thomas S. Buchsbaum has been an independent consultant since March 2005. From March 1997 to March 2005, Mr. Buchsbaum served as vice president of the U.S. Federal Business Segment, as well as Vice President and General Manager of the K12 and Higher Education customer segments of Dell, Inc. Before Dell, Mr. Buchsbaum spent ten years at Zenith Data Systems, a computer manufacturing company, until February 1997, where he was General Manager for the federal systems business unit and General Manager of the state and local government and education segments. From 1989 to 2004, Mr. Buchsbaum served on the board of directors and the compensation committee of Group 1 Software, Inc., an application software provider. Mr. Buchsbaum also serves as an advisor to the board of Dick Blick Holdings and is a member of the Advisory Board of Augmentix Corp., a wholly owned unit of Entorian Technologies, Inc. Mr. Buchsbaum is a member of the Company’s Corporate Governance and Nominating Committee and the Audit Committee. We believe that Mr. Buchsbaum possesses specific attributes that qualify him to serve as a member of the Board, including his management experience in relevant industries and his general strategic and operational experience.

     Ms. Elizabeth A. Fetter has served as President and Chief Executive Officer of NxGen Modular, a provider of modular data centers and components since April 2011. Previously, in 2007 she served as President and Chief Executive Officer and a director of Jacent Technologies, Inc., an order automation company for the restaurant industry. From October 2001 to November 2004, she served as President and Chief Executive Officer, and a director, of QRS Corp., a retail supply chain software and services company. Prior to joining QRS, from March 1999 to April 2001, Ms. Fetter was President, Chief Executive Officer, and a director, of NorthPoint Communications, a broadband services company, and from January 1998 to March 1999 was Vice President and General Manager of the Consumer Services Group at US West (now Qwest), a telecommunications company. Before US West, she was an officer at SBC/Pacific Bell, where she held a number of senior leadership positions. Ms. Fetter also serves on the board of directors of Symmetricom, Inc. and several non-profit organizations. Previously, Ms. Fetter also served on the board of Ikanos Communications, Inc. from June 2008 to August 2009. Ms. Fetter is the Chair of the Company’s Leadership and Compensation Committee. We believe that Ms. Fetter possesses specific attributes that qualify her to serve as a member of the Board, including her management experience in relevant industries and her general strategic and operational experience.

     Mr. Jon W. Gacek became President and Chief Executive Officer and was also appointed to the Board of Directors in April 2011. He was President and Chief Operating Officer from January 2011 through March 2011. He joined Quantum as Executive Vice President and Chief Financial Officer in August 2006, upon Quantum’s acquisition of Advanced Digital Information Corporation (“ADIC”) and was promoted to Executive Vice President, Chief Financial Officer and Chief Operating Officer in June 2009. Previously, he served as the Chief Financial Officer at ADIC from 1999 to 2006 and also led Operations during his last three years at ADIC. Prior to ADIC, Mr. Gacek was an audit partner at PricewaterhouseCoopers LLP and led the Technology Practice in the firm’s Seattle office. While at PricewaterhouseCoopers LLP, he assisted several private equity investment firms with a number of mergers, acquisitions, leveraged buyouts and other transactions. Mr. Gacek serves on the board of directors for Market Leader, Inc. and Power-One, Inc. We believe that Mr. Gacek possesses specific attributes that qualify him to serve as a member of the Board, including the perspective and experience he brings as our Chief Executive Officer, which brings operational expertise to the Board, and his financial and accounting expertise.

     Mr. David Krall has served as a strategic advisor to Roku, Inc., a leading manufacturer of media players for streaming entertainment since December 2010, and Universal Audio, Inc., a manufacturer of audio hardware and software plug-ins since August 2011. From February 2010 through November 2010, he served as President and Chief Operating Officer of Roku. Prior to that, Mr. Krall spent two years as President and Chief Executive Officer of QSecure, Inc., a developer of secure credit cards based on micro-electro-mechanical-system technology from July 2008 until January 2010. From 1995 to July 2007, he held a variety of positions at Avid Technology, Inc., a leading provider of digital media creation tools for the media and entertainment industry. This included seven years as President and CEO. Earlier in his career, Mr. Krall worked in engineering and project management at several companies. He also currently serves on the board of directors for QSecure, Audinate Pty Ltd., and Progress Software Corp. Mr. Krall is a member of the Company’s Leadership and Compensation Committee. We believe that

Mr. Krall possesses specific attributes that qualify him to serve as a member of the Board, including his executive experience and his general strategic and operational experience.

     Mr. Joseph A. Marengi was employed as a venture partner for Austin Ventures, a venture capital firm from August 2007 to March 2012. His focus was on the hardware and software industry. Prior to joining Austin Ventures, he worked for Dell, Inc. from June 1997 to March 2007, serving as Senior Vice President of the Corporate Business Group for four years before becoming Senior Vice President of Dell Americas and later Senior Vice President of the Commercial Business Group. Previously, Mr. Marengi served in various executive leadership roles at Novell Systems, Inc., most recently as President and Chief Operating Officer of Channels. Prior to Novell, Mr. Marengi held various executive, sales and information management positions in the technology and defense industries. Mr. Marengi also serves on the board of directors of Hovnanian Enterprises, Inc. and of Entorian Technologies, Inc. Mr. Marengi is a member of the Company’s Leadership and Compensation Committee. We believe that Mr. Marengi possesses specific attributes that qualify him to serve as a member of the Board, including his years of business and industry experience, particularly in sales management and his experience in the venture capital industry.

     Mr. David E. Roberson served as Senior Vice President within the Enterprise Servers, Storage and Networking Group for HP from May 2007 to May 2011, where he also was General Manager of the StorageWorks Division from May 2007 to October 2010. Prior to that, Mr. Roberson spent 26 years at Hitachi Data Systems, starting as corporate counsel and rising through the company to become President and CEO, a position he held from 2006 to May 2007. He also served as President and Chief Operating Officer from 2002 to 2006 and Chief Operating Officer from 2000 to 2002. Mr. Roberson began his technology career at Amdahl Corporation in 1980, following posts as adjunct professor at Golden Gate University School of Law and research director at Hastings College of Law. He also serves on the boards of International Game Technology, TransLattice, Inc. and RagingWire Enterprise Solutions, Inc. Mr. Roberson is the Chair of the Company’s Audit Committee. We believe that Mr. Roberson possesses specific attributes that qualify him to serve as a member of the Board, including his industry knowledge and executive experience.

Board Independence

     Quantum’s Corporate Governance Principles provide that a majority of the Board shall consist of independent directors. The Board has determined that none of the director nominees standing for election, other than Jon W. Gacek, has any material relationship with Quantum (either directly or as a partner, stockholder or officer of an organization that has a relationship with Quantum) and that such nominees (other than Mr. Gacek) are independent within the meaning of Quantum’s director independence standards set forth in Quantum’s Corporate Governance Principles, a copy of which may be found on our website located at http://www.quantum.com, by clicking “About Us” from the home page and selecting “Corporate Governance.” These standards reflect all applicable regulations, including the rules of the NYSE and the SEC.

Board Meetings and Committees

     The Board of Directors of the Company held a total of seven (7) meetings during Fiscal 2012. In addition, in Fiscal 2012, the independent directors held four (4) meetings without management present. During Fiscal 2012, each director standing for election attended at least 75% of the meetings of the Board and the meetings of committees, if any, upon which such director served. All of our directors are expected to attend each meeting of the Board and the committees on which they serve and are encouraged to attend annual stockholder meetings, to the extent reasonably possible. All of our directors who were elected at our 2012 annual meeting attended our 2012 annual meeting.

     The Company has an Audit Committee, a Leadership and Compensation Committee, and a Corporate Governance and Nominating Committee. Paul R. Auvil is the Company’s lead independent director and as such presides at the independent directors’ meetings.

     The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee of the Board currently consists of Mr. David E. Roberson, Chair of the committee, Mr. Paul R. Auvil and Mr. Thomas S. Buchsbaum, all of whom are independent directors and financially literate, as defined in the applicable NYSE listing standards and SEC rules and regulations. Our Board has determined that David E. Roberson is an audit committee financial expert as defined by SEC rules. The Audit Committee, which generally meets at least twice per quarter, once prior to quarterly earnings releases and again prior to the filing of the Company’s quarterly and annual reports with the SEC, appoints the Company’s independent registered public accounting firm and is responsible for approving the services performed by the Company’s independent registered public accounting firm and for reviewing and evaluating the Company’s accounting principles and its systems of internal accounting controls. At each meeting, the Audit Committee first meets with Company management and the Company’s independent registered public accounting firm in order to review financial results and conduct other appropriate business. Then, the Audit Committee typically meets with the Company’s independent registered public accounting firm without the presence of management. The Audit Committee held a total of eight (8) meetings during Fiscal 2012.

     The Leadership and Compensation Committee of the Board is currently composed of Ms. Elizabeth A. Fetter, Chair of the committee, Mr. David A. Krall and Mr. Joseph A. Marengi, all of whom are independent directors, as defined in the applicable NYSE listing standards. The Leadership and Compensation Committee generally meets in conjunction with Board meetings and at other times as deemed necessary by the committee or the Board. The Company’s lead independent director typically attends the Leadership and Compensation Committee meetings. The Leadership and Compensation Committee held a total of five (5) meetings during Fiscal 2012. The Leadership and Compensation Committee’s primary mission is to ensure the Company provides appropriate leadership and compensation programs to enable the successful execution of its corporate strategy and objectives and to ensure the Company’s programs and practices are market competitive and consistent with corporate governance best practices. The Leadership and Compensation Committee’s primary objectives are to (1) review and approve the Company’s compensation philosophy, strategy and practices, (2) review and approve executive compensation for all executive officers (other than for the CEO) and make recommendations to the Board regarding CEO and non-employee director compensation and (3) review the Company’s strategy and practices relating to the attraction, retention, development, performance and succession of its leadership team.

     The Leadership and Compensation Committee has the power to delegate its authority to the Company’s management or to a subcommittee (subject to limitations of applicable law and provided that the Leadership and Compensation Committee may not delegate its authority as it relates to the compensation of the CEO and the other executive officers), but did not do so during Fiscal 2012. The Leadership and Compensation Committee is also empowered to hire outside advisors in connection with performing its duties.

     The Corporate Governance and Nominating Committee is currently composed of Mr. Michael A. Brown, Chair of the committee, Mr. Paul R. Auvil and Mr. Thomas S. Buchsbaum, all of whom are independent directors, as defined in the applicable NYSE listing standards. The Corporate Governance and Nominating Committee, which meets at least twice annually, assists the Board by identifying and recommending prospective director nominees, develops corporate governance principles for Quantum, advises the Board on corporate governance matters, including Board and committee composition, roles and procedures, recommends to the Board a lead independent director, oversees the evaluation of the Board, considers questions of possible conflicts of interest of Board members and of senior executives and oversees and reviews the process for succession planning of the Company’s Chief Executive Officer. The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders pursuant to the procedures outlined in the Company’s Bylaws and as set forth herein. The Corporate Governance and Nominating Committee held five (5) meetings during Fiscal 2012.

     Each of our committees is governed by a written charter, copies of which are posted on our website. The Internet address for our website is http://www.quantum.com, where the charters may be found by clicking “About Us” from the home page and selecting “Corporate Governance.” A free printed copy of the charters also is available to any stockholder who requests it from Quantum’s Investor Relations Department at the address stated below in the Section of this Proxy Statement entitled “Communicating with the Company” or who submits an online request by visiting the Company’s website at http://www.quantum.com, where the request form may be found by clicking “About Us” from the home page, selecting “Contact Investor Relations” and then clicking on “Information Request Form.”

Board’s Role in Risk Oversight

     The Company faces a wide spectrum of risks, including financial, strategic, operational, and regulatory exposures. On behalf of the Board of Directors, the Company’s Audit Committee has primary responsibility for the oversight of those risks. In accordance with its charter, the Audit Committee oversees the Company’s policies and processes for risk assessment and management, including discussions of its major risk exposures, the associated risk mitigation activities, and the practices under which risk management is implemented throughout the Company. The Board’s other committees also oversee risks associated with their respective areas of responsibility, such as the Leadership and Compensation Committee’s review of risks arising from compensation practices. The full Board is updated regarding its committees’ risk oversight and other activities through its regular reporting and discussion practices.

     While the Board is responsible for risk oversight, risk management accountability lies with the Company’s management team. The Company’s general counsel has executive responsibility for the majority of its risk management practices, including maintenance of its enterprise risk management practices, completion of the annual risk assessment, and management and promotion of the Company’s ethics and compliance program. Formal risk management reports are provided by the general counsel to the Audit Committee on a periodic basis, with ongoing updates and discussions occurring as appropriate at Board meetings. In addition, other appropriate risk assessment and mitigation techniques are implemented and applied throughout the Company’s different operations and functional teams, with the involved management representatives providing updates to the Board as needed.

Leadership Structure

     The Board is committed to strong, independent Board leadership and oversight of management’s performance and determined that currently the positions of Chairman of the Board and Chief Executive Officer should be held by two different persons. The Board believes that this current leadership structure is appropriate for the Company at this time given the distinct roles of both positions. By separating the roles, our Chief Executive Officer is able to focus on the Company’s day-to-day operations while our Chairman can devote his time and attention to addressing matters relating to the responsibility of the Board and act as liaison between the independent directors and the Company’s management.

     At the same time, the Company and its stockholders benefit from having a lead independent director to provide independent Board leadership with significant responsibilities, which are set forth in the Company’s Corporate Governance Principles, and include:

  To facilitate regular meetings of the Company’s independent directors (without management present) and to set the agenda and establish the frequency of these meetings;
  To collaborate with the Chairman of the Board on the agenda for Board meetings; and
  To act as a liaison to shareholders who request direct communication with the Board.

     Following the Annual Meeting, the Company intends to elect an independent Chairman of the Board and eliminate the lead independent director position. The independent Chairman will perform the duties of the current Chairman and lead independent director roles.

Director Education

     The Company’s Corporate Governance Principles encourage directors to pursue ongoing education and development studies on topics that they deem relevant given their individual backgrounds and committee assignments. In Fiscal 2012, three directors attended several director education programs.

Consideration of Director Nominees

Stockholder Recommendations and Nominations

Recommendations

     It is the policy of the Corporate Governance and Nominating Committee to consider recommendations for candidates to the Board from stockholders. A stockholder that desires to recommend a candidate for election to the Board must direct the recommendation in writing to Quantum Corporation, attention: Company Secretary, 1650 Technology Drive, Suite 800, San Jose, CA 95110.

Nominations

     A stockholder that desires to nominate a person directly for election to the Board must meet the deadlines, notice procedures and other requirements set forth in Section 2.4 (ii) of Quantum’s Bylaws and the rules and regulations of the SEC. Quantum’s Bylaws can be found on our website. The Internet address for our website is http://www.quantum.com, where the Bylaws may be found by clicking “About Us” from the home page and then selecting “Corporate Governance.”

Identifying and Evaluating Nominees for Director

     The Corporate Governance and Nominating Committee uses the following procedures to identify and evaluate individuals recommended or offered for nomination to the Board:

  The committee regularly reviews the current composition and size of the Board.
  The committee annually evaluates the performance of the Board as a whole and the performance and qualifications of individual members of the Board eligible for re-election at the annual meeting of stockholders.
  In evaluating and identifying candidates, the committee has the authority to retain and terminate any third party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.
  The committee reviews the qualifications of any candidate who has been properly recommended or nominated by a stockholder, as well as any candidate who has been identified by management, individual members of the Board or, if the committee determines, a search firm. Such review may, in the committee’s discretion, include a review solely of information provided to the committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the committee deems proper, including the retention of third parties to review potential candidates.
  The committee will evaluate each candidate in light of the general and specific considerations that follow. The committee evaluates all nominees, whether or not recommended by a stockholder, in the same manner, as described in this Proxy Statement.
  After reviewing and considering all candidates presented to the committee, the committee will recommend a slate of director nominees to be approved by the full Board.
  The committee will endeavor to promptly notify, or cause to be notified, all director candidates of its decision as to whether to nominate such individual for election to the Board.

General Considerations

     A candidate will be considered in the context of the current perceived needs of the Board as a whole. Generally, the Corporate Governance and Nominating Committee believes that the Board should be comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

Specific Considerations

     Specific considerations include the following:

  The current size and composition of the Board and the needs of the Board and its committees.
  Previous experience serving on a public company board or as a member of the senior management of a public company.
  Whether the candidate would be an independent director as defined under all applicable regulations, including the rules of the NYSE and the SEC.
  The possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Company.
  Key personal characteristics such as strategic thinking, objectivity, independent judgment, integrity, intellect and the courage to speak out and actively participate in meetings.
  Knowledge of, and familiarity with, information technology.
  The absence of conflicts of interest with the Company’s business.
  A willingness to devote a sufficient amount of time to carry out his or her duties and responsibilities effectively, including, at a minimum, a commitment to attend at least six Board meetings per year and to serve on a committee.
  Commitment to serve on the Board for an extended period of time.
  Diversity of thinking or background.
  Such other factors as the Corporate Governance and Nominating Committee may consider appropriate.

     The Board believes that all of the nominees for election to our Board meet the general and specific considerations outlined above.

     Furthermore, the nominees represent a diverse group of business leaders. Most of the nominees either held or are currently holding senior leadership positions at major companies and also have experience serving on boards of directors, advisory boards and board committees of other public companies, which provides them with an understanding of different business processes, challenges and strategies.

     The Corporate Governance and Nominating Committee and the Board believe that the skill and experience set of the nominees mentioned above provide the Company with a diverse range of judgment and perspectives critical in guiding the Company’s strategies and overseeing their execution.

     All of the nominees for election to our Board have previously served as Quantum directors.

Communications to the Board

     Stockholders, employees and other interested parties may contact the Board, the Company’s lead independent director, the independent directors as a group or any of our directors by writing to them c/o Quantum Corporation, attention: Company Secretary, 1650 Technology Drive, Suite 800, San Jose, CA 95110, or by email at BoardofDirectors@Quantum.com. If any such interested parties wish to contact the Board, a member of the Audit Committee, the Company’s lead independent director, our independent directors as a group or any of our directors to report a concern about Quantum’s conduct or about questionable accounting, internal accounting controls or auditing matters, such parties may do so anonymously by using the address above and designating the communication as “confidential.” Alternatively, concerns may be reported anonymously by phone or via the world-wide-web to the following toll-free phone number or Internet address 1-866-ETHICSP (1-866-384-4277); www.ethicspoint.com. These resources are operated by Ethicspoint, an external third-party vendor that has trained professionals to take calls in confidence, and to report concerns to the appropriate persons for proper handling. Communications raising safety, security or privacy concerns, or that otherwise relate to improper activities will be addressed in an appropriate manner.

Director Compensation

     The Leadership and Compensation Committee, together with the full Board, are responsible for determining the amount and form of compensation for the Company’s non-employee directors. The Company’s management team (specifically, the Company’s CEO) provides information, analysis and recommendations to the Leadership and Compensation Committee on matters such as competitive market practices, target compensation levels and non-employee director compensation program design. In addition, the Leadership and Compensation Committee’s compensation consultant, as identified in the Compensation Discussion & Analysis, also provides analysis and advice on the market competitiveness of our non-employee directors’ compensation program (both in relation to the Company’s peer group and to the broader technology industry), as well as on current trends and developments, and specific non-employee director compensation program design recommendations. For Fiscal 2012, the Leadership and Compensation Committee’s compensation consultant conducted a comprehensive review of the compensation program for the Company’s non-employee directors and concluded that the compensation program delivers average annual total direct compensation that is slightly below the 50th percentile of the Company’s compensation peer group. As a result of this review, the consultant recommended to the Leadership and Compensation Committee that it increase the annual cash retainer portion of the compensation program. While the Leadership and Compensation Committee carefully considers all of the information and recommendations made by members of management and its compensation consultant, ultimate authority for all decisions relating to the non-employee director compensation program rests with the Leadership and Compensation Committee and the Board. The Leadership and Compensation Committee and the Board approved the recommendation of its compensation consultant to increase the annual cash retainer for Fiscal 2012, from $40,000 to $50,000, effective with the third quarter of Fiscal 2012. No other changes were made to the non-employee directors’ compensation program for Fiscal 2012.

     The table below details the specific elements of the Company’s Fiscal 2012 compensation program for its non-employee directors:

Compensation Element	Quantum Board Compensation Program
Board Service – Cash	➢ Board cash retainer: $50,000 (increased in Fiscal 2012 from $40,000) $10,000 each of first two quarters of Fiscal 2012 and $12,500 each of second two quarters of Fiscal 2012 ➢ Meeting fees: none
Board Service – Equity

➢ Initial award: restricted stock units with grant date value of $125,000

  Vest over two years (50% after one year and quarterly over second year)

 ➢ Annual award: restricted stock units with grant date value of $100,000

  Capped at maximum award of 50,000 restricted stock units
  Vest quarterly over one year

Committee Chair Service	➢ Annual cash retainers: Audit Committee: $25,000 Leadership & Compensation Committee: $17,500 Corporate Governance & Nominating Committee: $15,000 ➢ Meeting fees: none
Committee Member Service	➢ Annual cash retainers: Audit Committee: $12,500 Leadership & Compensation Committee: $10,000 Corporate Governance & Nominating Committee: $7,500 ➢ Meeting fees: none
Lead Director	➢ Annual cash retainer: $25,000

     During Fiscal 2012, the Company’s non-employee directors received quarterly Board cash retainers of $10,000 for the first two quarters of Fiscal 2012 and $12,500 for the last two quarters of Fiscal 2012 for Board service, and an additional quarterly cash retainer of $1,875 for serving on the Corporate Governance and Nominating Committee, $2,500 for serving on the Leadership and Compensation Committee and $3,125 for serving on the Audit Committee.

     In addition, during Fiscal 2012, the Chair of each Board committee and the lead independent director received the following quarterly cash retainers: $6,250 for the lead independent director, $3,750 for the Chair of the Corporate Governance and Nominating Committee, $6,250 for the Chair of the Audit Committee, and $4,375 for the Chair of the Leadership and Compensation Committee.

     During Fiscal 2012, David E. Roberson and David A. Krall joined the Board of Directors and each received an initial equity award of restricted stock units. Mr. Roberson received an award of 41,254 restricted stock units based on a stock price of $3.03 on the date of grant and Mr. Krall received an award of 66,845 restricted stock units based on a stock price of $1.87 on the date of grant. These initial awards vest over two years as noted above. In addition, during Fiscal 2012, each non-employee director received an annual award of 50,000 restricted stock units, except for (i) Mr. Roberson who received a pro-rated award of 12,500 restricted stock units based on his appointment to the Board of Directors in May, 2011 and (ii) Mr. Krall who received no annual award since his appointment to the Board occurred in August, 2011. These annual awards vest as follows: 25% vest on each of December 1, 2011, March 1, 2012, June 1, 2012 and August 15, 2012.

     The Board, in its discretion, determines the time or times at which equity awards may be granted, the form in which such awards are granted, the number of shares of the Company’s stock subject to each award and, in the case of stock options, the period over which such stock options become exercisable.

     We also maintain a non-qualified deferred compensation plan which allows our non-employee directors to contribute some or all of their cash fees to an irrevocable trust for the purpose of deferring federal and state income taxes. Participants direct the deemed investment of their deferred accounts among a pre-selected group of investment funds, which does not include shares of the Company’s common stock. The deemed investment accounts mirror the investment options available under the Company’s 401(k) Savings Plan. Participants’ deferred accounts are credited with interest based on their deemed investment selections. During Fiscal 2012, none of our non-employee directors elected to defer any of their cash fees to the non-qualified deferred compensation plan.

     Effective April 1, 2011 and in connection with his retirement as our CEO, Mr. Richard E. Belluzzo was appointed to the newly-created position of Executive Chairman of the Board through August 15, 2012. In this position, Mr. Belluzzo remained an employee of the Company and as such was provided with an annual base salary and the benefits provided to other Company employees. Although Mr. Belluzzo received no additional cash compensation for serving as Executive Chairman of the Board of Directors, he did receive the same annual award of 50,000 restricted stock units as the non-employee directors received.

     Except for the restricted stock unit award to Mr. Belluzzo, employee directors receive no additional compensation for their service on the Board or on committees of the Board.

     Compensation paid to the non-employee directors during Fiscal 2012 is set forth in the following table.

Fiscal 2012 Director Compensation Table(1)

Name	Fees Earned or Paid in Cash(2)	Stock Awards (3)(5)		Option Awards (4)(5)	Non Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Auvil III, Paul R.	$84,375	$93,500		$0	$0	$0	$0	$177,875
Brown, Michael A.	$60,000	$93,500		$0	$0	$0	$0	$153,500
Buchsbaum, Thomas S.	$71,250	$93,500		$0	$0	$0	$0	$164,750
Esber, Jr., Edward M.	$30,000	$0		$0	$0	$0	$0	$30,000
Fetter, Elizabeth A.	$62,500	$93,500		$0	$0	$0	$0	$156,000
David A. Krall	$36,250	$125,000		$0	$0	$0	$0	$161,250
Marengi, Joseph A.	$55,000	$93,500		$0	$0	$0	$0	$148,500
Roberson, David E.	$50,625	$148,375		$0	$0	$0	$0	$199,000
Wolf, Dennis P.	$32,500	$93,500	(6)	$0	$0	$0	$0	$126,000
____________________

(1)	During Fiscal 2012, we paid Richard E. Belluzzo, who is our Executive Chairman and member of the Board of Directors, an annual base salary of $350,000 for his services as an employee. Other than providing Mr. Belluzzo with the same equity award as was provided to the Company’s non-employee directors, we did not compensate Mr. Belluzzo for his services to us as a member of the Board of Directors.
(2)	Fees Earned or Paid in Cash include the following:

Name	Board Retainer	Committee Membership Retainer	Committee Chair Retainer	Lead Independent Director Retainer	Total Fees Earned or Paid in Cash
Auvil III, Paul R.	$45,000	$20,625	$0	$18,750	$84,375
Brown, Michael A.	$45,000	$7,500	$7,500	$0	$60,000
Buchsbaum, Thomas S.	$45,000	$20,000	$0	$6,250	$71,250
Esber, Jr., Edward M.	$20,000	$10,000	$0	$0	$30,000
Fetter, Elizabeth A.	$45,000	$10,000	$7,500	$0	$62,500
Krall, David A.	$30,000	$6,250	$0	$0	$36,250
Marengi, Joseph A.	$45,000	$10,000	$0	$0	$55,000
Roberson, David E.	$35,000	$9,375	$6,250	$0	$50,625
Wolf, Dennis P.	$20,000	$6,250	$6,250	$0	$32,500

(3)	During Fiscal 2012, David E. Roberson and David A. Krall joined the Board of Directors and each received an initial award of restricted stock units. Mr. Roberson received an award of 41,254 restricted stock units and Mr. Krall received an award of 66,845 restricted stock units. In addition, each non-employee director received an annual award of 50,000 restricted stock units on September 1, 2011, except for (i) Mr. Roberson who received a pro-rated award of 12,500 restricted stock units based on his appointment to the Board of Directors in May, 2011 and (ii) Mr. Krall who received no annual award since his appointment to the Board occurred in August, 2011. The value of these awards was computed in accordance with Statement of Financial Accounting Standards Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC 718”). Assumptions used in the calculation of the value are disclosed under “Stock Incentive Plans and Share-Based Compensation” in the Company’s Annual Report on Form 10-K filed with the SEC on or about June 14, 2012.
(4)	No stock options were granted to the nonemployee directors in Fiscal 2012.
(5)	Outstanding equity awards held by each of the nonemployee directors as of March 31, 2012 were as follows:

Name	Awards Outstanding	Options Outstanding	Total Equity Awards Outstanding
Auvil III, Paul R.	25,000	149,000	174,000
Brown, Michael A.	25,000	187,000	212,000
Buchsbaum, Thomas S.	25,000	206,167	231,167
Esber, Jr., Edward M.	0	105,500	105,500
Fetter, Elizabeth A.	25,000	119,500	144,500
Krall, David A.	66,845	0	66,845
Marengi, Joseph A.	25,000	160,000	185,000
Roberson, David E.	53,754	0	53,754
Wolf, Dennis P.	0	10,500	10,500

(6)	Restricted stock units granted to Mr. Wolf on September 1, 2011 were cancelled as a result of his resignation from the Board of Directors on September 6, 2011.

Leadership and Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The members of the Company’s Leadership and Compensation Committee are Ms. Elizabeth A. Fetter, Chair of the committee, Mr. David A. Krall and Mr. Joseph A. Marengi. No member of the Leadership and Compensation Committee is currently, nor has any been at any time since the formation of the Company, an officer or employee of the Company or any of its subsidiaries. Likewise, no member of the Leadership and Compensation Committee has entered into a transaction, or series of similar transactions, in which they will have a direct or indirect material interest adverse to the Company. No interlocking relationships exist between any member of the Board or Leadership and Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Required Vote

     Each stockholder voting in the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are entitled. Alternatively, a stockholder may distribute the stockholder’s votes on the same principle among as many candidates as the stockholder would like, provided that votes cannot be cast for more than eight (8) candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless such candidate has been properly nominated in accordance with the Company’s Bylaws and a proxy card has been submitted to the Company in accordance with this Proxy Statement. The proxy holders may exercise discretionary authority to cumulate votes and to allocate such votes among management’s nominees in the event that additional persons are nominated at the Annual Meeting for election of directors.

     Directors are elected by a majority of votes cast unless the election is contested, in which case directors are elected by a plurality of votes cast. A majority of votes cast means that the number of shares voted “for” a director exceeds the number of votes cast “against” the director. If an incumbent director in an uncontested election does not receive a majority of votes cast for his or her election, the director is required to submit a letter of resignation to the Board of Directors for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will recommend to the Board whether to accept or reject the tendered resignation, and the Board will act on the committee's recommendation.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Board has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending March 31, 2013. The Board recommends that stockholders vote for ratification of such appointment. In the event of a vote against such ratification, the Board of Directors will reconsider its selection. A representative of PricewaterhouseCoopers LLP is expected to be available at the Annual Meeting with the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions. The affirmative vote of a majority of the total number of shares entitled to vote at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2013.

PROPOSAL THREE

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

     At the Company’s 2011 Annual Meeting of Stockholders, a majority of our stockholders voted in favor of holding an advisory vote to approve the compensation of our named executive officers on an annual basis. The Board of Directors considered this result and adopted a policy to provide for an annual advisory stockholder vote to approve the compensation of our named executive officers. Therefore, in accordance with that policy, and pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Compensation, Discussion and Analysis, the Summary Compensation Table and the related tables, notes, and the narrative in this Proxy Statement.

     Our executive compensation program is intended to attract, motivate, and retain our named executive officers who are leading the business initiatives that we believe are critical to our future success. The executive compensation program consists of (i) base salary which is targeted at the market median, (ii) an annual bonus program with bonus payments tied to financial performance goals which require significant effort to achieve, and (iii) annual equity awards with a value that is generally targeted at the market median but with an actual value that is based in large part on the ultimate market price of the Company’s stock. As a result of the pay-for-performance orientation of our executive compensation program, a significant percentage of our named executive officers’ target total direct compensation is tied to the achievement of annual financial goals and increasing our stock price. As discussed in the Compensation Discussion and Analysis below, the Leadership and Compensation Committee and the Board of Directors believe that our current executive compensation program directly links executive compensation to our Company’s performance and effectively aligns the interests of our executive officers with those of our stockholders.

     We urge our stockholders to read the Compensation Discussion and Analysis which describes our executive compensation program in detail, including our executive compensation philosophy and the Fiscal 2012 compensation of our named executive officers. Following are the highlights of our Fiscal 2012 executive compensation program:

  At the Company’s 2011 Annual Meeting of Stockholders, over 98% of the vote cast on the non-binding advisory vote on our executive compensation program supported the compensation of our named executive officers. In light of this voting result, and after careful consideration by the Leadership and Compensation Committee of our Board of Directors, we made no significant changes to our executive compensation program in Fiscal 2012.
  We made no bonus payments to our executive officers for Fiscal 2012 financial performance as the Company’s financial performance for Fiscal 2012 was below the target performance level established for purposes of funding our annual bonus program for our executive officers.
  We granted time-vested restricted stock unit awards to our executive officers in Fiscal 2012. We chose time-vested restricted stock units to assist us in retaining the services of these key employees. In determining the size of the Fiscal 2012 equity awards, we targeted the market median grant date fair value of equity awards granted to executives holding comparable positions within the technology industry for companies our size. The actual grant date fair value of our Fiscal 2012 equity awards was generally at or slightly below the market median based on our stock price at the time the equity awards were granted.
  Except for a nominal financial counseling and tax return preparation benefit, we do not provide any perquisites or other personal benefits to our executive officers.

  Other than for the compensation arrangement for our CEO in connection with his appointment to the position of CEO at the beginning of Fiscal 2012 (which compensation arrangement provided for a base salary increase commensurate with this position, an equity award covering two fiscal years, but no bonus payment) the actual total direct compensation paid to each of our executive officers in Fiscal 2012 was below his/her respective target total direct compensation as a result of the Company’s financial performance.

     While this advisory vote to approve the compensation of our named executive officers is not binding on the Company, the Leadership and Compensation Committee or our Board of Directors, it will provide valuable information to us regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the Leadership and Compensation Committee will consider when determining executive compensation for the remainder of the current fiscal year and beyond.

     We believe that the information provided above and within the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables of this Proxy Statement demonstrate that our executive compensation program is designed appropriately, is performance-based and is working to ensure that the interests of our named executive officers are aligned with the interests of our stockholders to support long-term value creation. The affirmative vote of a majority of the total number of shares entitled to vote at the Annual Meeting is required for approval of this advisory proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING
RESOLUTION AT THE ANNUAL MEETING:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation table and the supporting tabular and narrative disclosure on executive compensation.”

PROPOSAL FOUR

APPROVAL AND RATIFICATION OF AN AMENDMENT TO THE COMPANY’S 1993 LONG-TERM INCENTIVE
PLAN

Reason for the Amendment

     We are asking stockholders to approve an amended and restated 1993 Long-Term Incentive Plan, which would be renamed as the 2012 Long-Term Incentive Plan (the “Plan”) to help us achieve our goals of attracting, motivating and retaining our employees through grants of equity awards as well as to receive a federal income tax deduction for any compensation paid under the Plan that constitutes “performance-based compensation” within the meaning of Section 162(m) of the Code. The Leadership and Compensation Committee of our Board of Directors (the “Committee”) has approved the Plan, subject to the approval of our stockholders at the 2012 Annual Meeting.

     We strongly believe that the approval of the Plan is essential to our ability to motivate high levels of performance and to help align the interests of employees and stockholders. In the high-technology industry, equity compensation awards are an important tool in recruiting, retaining and motivating highly qualified technical and other key employees who will help the Company meet its goals. Consequently, this Plan is intended to be a broad-based program with a significant percentage of the available shares to be used to grant awards to these key employees for these purposes. The intended annual burn rate and annual shareholder value transfer rate are both expected to be within acceptable ranges as measured against the Company’s compensation peer group and the annual caps established by Institutional Shareholder Services (“ISS”).

Changes Made in the Plan from the 1993 Plan

     The 1993 Plan last was approved by stockholders at our 1997 Annual Meeting of Stockholders. The following is a summary of the material changes that are contained in the amended and restated Plan as compared to the 1993 Plan approved in 1997. Please also read the full summary of the Plan below.

  The Plan as submitted to stockholders would make an additional 13,200,000 million shares of the Company’s common stock (“Shares”) available for issuance under the Plan. As of April 1, 2012, 6,649,914 Shares remained available for grant under the 1993 Plan (not including the proposed 13,200,000 million Share increase). As of the same date, Awards covering 8,413,325 Shares were outstanding under the 1993 Plan. In addition, any Shares that remained available for grant under the Company’s Nonemployee Director Equity Incentive Plan as of the date of the 2012 Annual Meeting will be added to the Shares available for grant under the Plan. As of April 1, 2012, 460,189 Shares remained available for grant under the Nonemployee Director Equity Incentive Plan. As of the

  same date, Awards covering 245,599 Shares were outstanding under the Nonemployee Director Equity Incentive Plan. In addition, any Shares that, after the date of the 2012 Annual Meeting, would have returned to the 1993 Plan or to the Nonemployee Director Equity Incentive Plan from awards granted under either plan before the 2012 Annual Meeting will be added to the Shares available for issuance under the Plan. However, the total number of Shares added under the preceding sentence will not exceed 5,000,000 Shares. Also, if stockholders approve the Plan at the 2012 Annual Meeting, the Company will make no grants under the Nonemployee Director Incentive Plan after the date of the 2012 Annual Meeting. The Committee approved the 13,200,000 Share increase with a view to seeking stockholder approval for a pool of shares sufficient for approximately two years of awards (assuming that historic rates of issuance will continue). The Committee determined that increasing the number of shares available for issuance by 13,200,000 Shares would be sufficient to provide approximately two years of awards and is in line with the practice of other public technology companies, and would enable stockholders to have more frequent input on Share increases relative to past practice.
  The Plan also will permit the grant of performance shares and performance units. These types of awards were not provided under the 1993 Plan. However, the 1993 Plan did provide for restricted stock, restricted stock units and long-term performance awards, which have the same material terms as performance shares and performance units. The Plan being submitted for stockholder approval will also permit the grant of stock options, stock appreciation rights, restricted stock units, and shares of restricted stock. Long-term cash or stock bonus performance awards no longer would be offered under the Plan.
  Formerly, the 1993 Plan contained a limit only on the number of stock options that could be granted annually to any individual. The Plan increases this limit from 500,000 Shares (1,500,000 in the year of initial hire) to 2,500,000 Shares (5,000,000 in the year of initial hire). The Plan also adds new numerical limits on the number of stock appreciation rights, restricted stock units, shares of restricted stock and performance shares and units that may be granted to any individual in any single year. Previously, the Plan contained no limits on these types of awards. The new per-person limits for awards of restricted stock, performance shares and restricted stock units are 1,000,000 shares in any year for each type of award (2,000,000 in the year of hire). For performance units, the annual per-person limit is $10 million. The limits for stock appreciation rights are the same as for stock options.

Required Vote

     Approval of the Plan requires the affirmative vote of the holders of a majority of votes cast on the proposal. If stockholders approve the Plan, it will replace the 1993 Plan that was approved by stockholders at the 1997 Annual Meeting. If stockholders do not approve the amended and restated Plan, we will continue to use the 1993 Plan that was approved by stockholders at the 1997 Annual Meeting.

Description of the 2012 Long-Term Incentive Plan

     The following is a summary of the principal features of the Plan, as approved by the Committee, and is subject to stockholder approval at the Annual Meeting. However, this summary is not a complete description of all of the provisions of the Plan, and is qualified in its entirety by the specific language of the Plan. A copy of the Plan is provided as Exhibit A to this Proxy Statement.

Background and Purpose of the Plan

     The Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) performance units, (5) performance shares and (6) restricted stock units (each, an “Award”). The Plan is intended to attract, motivate, and retain (1) employees of Quantum and its subsidiaries, (2) consultants who provide significant services to Quantum and its subsidiaries, and (3) directors of Quantum who are employees of neither Quantum nor any subsidiary. The Plan also is designed to encourage stock ownership by employees, directors, and consultants, thereby aligning their interests with those of Quantum’s stockholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m).

Administration of the Plan

     The Plan is administered by the Committee. It currently is expected that the Committee will continue to administer the Plan but the Board has the authority to appoint one or more other committees to administer the Plan. The Plan requires that any committee that administers the Plan consist of at least two directors who qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) (so that Quantum may be entitled to a federal tax deduction for certain compensation paid under the Plan).

     Subject to the terms of the Plan, the Committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and interpret the provisions of the Plan and outstanding Awards. The Committee may delegate any part of its authority and powers under the Plan to one or more directors and/or officers of Quantum, except that the Committee may not delegate its authority and powers with respect to Awards intended to qualify as performance-based compensation under Section 162(m) if the delegation would cause the Awards to fail to so qualify.

Number of Shares of Common Stock Available Under the Plan

     The total number of Shares available for issuance under the Plan (that is, for grants on or after the date of the Annual Meeting) is 25,700,000. The total number of Shares available for issuance under the Plan is equal to the sum of (a) 13,200,000, (b) the number of Shares (not to exceed 2,500,000) that remained available for grant under the 1993 Plan or the Nonemployee Director Equity Incentive Plan as of August 14, 2012, (c) any Shares (not to exceed 5,000,000) that otherwise would have been returned to the 1993 Plan or to the Nonemployee Director Equity Incentive Plan after August 14, 2012, on account of the expiration, cancellation or forfeiture of awards granted under those plans, and (d) any Shares (not to exceed 5,000,000) used to pay the exercise price or purchase of an award or to satisfy the tax withholding obligations related to an award granted under the 1993 Plan or the Nonemployee Director Equity Incentive Plan on or before August 14, 2012 that otherwise would have been returned to the 1993 Plan or to the Nonemployee Director Equity Incentive Plan after August 14, 2012. As of April 1, 2012, 6,649,914 Shares remained available for grant under the 1993 Plan. As of April 1, 2012, 460,189 Shares remained available for grant under the Nonemployee Director Equity Incentive Plan. As of the same date, Awards covering 8,413,325 Shares were outstanding under the 1993 Plan. As of the same date, Awards covering 245,599 Shares were outstanding under the Nonemployee Director Equity Incentive Plan.

     If an Award granted after the 2012 Annual Meeting expires or becomes unexercisable without having been exercised in full, or, with respect to full value awards, is forfeited to or repurchased by the Company, the expired or unexercised (or forfeited or repurchased, as applicable) Shares that were subject to the Award will become available for future grant or sale under the Plan. Upon exercise of a stock appreciation right settled in Shares, the gross number of Shares covered by the portion of the Award that is exercised will cease to be available under the Plan. Shares that actually have been issued under the Plan under any Award will not be returned to or become available for future distribution under the Plan; provided, however, that if unvested Shares of any full value awards (that is, of restricted stock, performance units, performance shares and restricted stock units) are repurchased by the Company or are forfeited to the Company, those Shares will become available for future grant under the Plan. Shares used to pay the exercise or purchase price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award is paid out in cash rather than Shares, such cash payments will not reduce the number of Shares available for issuance under the Plan. Shares actually issued pursuant to Awards transferred under any exchange program to reprice options or stock appreciation rights will not become available for grant under the Plan.

     If Quantum experiences a stock dividend, reorganization, or other change in capital structure, the Committee will, in such manner as it determines is equitable, adjust the number and class of Shares available for issuance under the Plan (including to take account of Awards granted under the prior version of the Plan), the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

No Repricing

     No exchange programs to reprice options or stock appreciation rights are permitted under the Plan without the approval of our stockholders.

Eligibility to Receive Awards

     The Committee selects the employees, consultants, and directors who will be granted Awards under the Plan. The actual number of individuals who will receive Awards cannot be determined in advance because the Committee has the discretion to select the participants. As of June 1, 2012, approximately 1,900 of our employees, directors and consultants would be eligible to participate in the Plan.

Stock Options

     A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not Quantum, to more favorable tax treatment). The Committee will determine the number of Shares covered by each option, but during any fiscal year of Quantum, no participant may be granted options covering more than 2,500,000 Shares. Notwithstanding the foregoing, during the fiscal year in which the participant first becomes an employee, director or consultant, he or she may be granted options covering up to an additional 2,500,000 Shares.

     The exercise price of the Shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value on the date of grant of the Shares covered by the option. An exception may be made for any options that the Committee grants in substitution for options held by employees of companies that Quantum acquires (in which case the exercise price preserves the economic value of the employee’s cancelled option from his or her former employer). In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Quantum or any of its subsidiaries. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. The exercise price of each option must be paid in full in cash (or cash equivalent) at the time of exercise. The Committee also may permit payment through the tender of Shares that are already owned by the participant, or by any other means that the Committee determines to be consistent with the purpose of the Plan.

     Options become exercisable at the times and on the terms established by the Committee. The Committee also establishes the time at which options expire, but the expiration may not be later than seven (7) years after the grant date. In addition, a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Quantum or any of its subsidiaries may not be granted an option that is exercisable after five years from the option’s grant date.

Stock Appreciation Rights

     Stock appreciation rights are awards that grant the participant the right to receive an amount (in the form of cash, Shares of equal value, or a combination thereof, as determined by the Committee) equal to (1) the number of Shares exercised, times (2) the amount by which Quantum’s stock price exceeds the exercise price. Quantum may pay the appreciation in cash, in Shares or in a combination of both. The exercise price is set by the Committee but cannot be less than 100% of the fair market value of the covered Shares on the grant date. A stock appreciation right may be exercised only if it becomes vested based on the vesting schedule established by the Committee. Stock appreciation rights expire under the same rules that apply to options, meaning that the expiration may not be later than seven (7) years after the grant date. Stock appreciation rights also are subject to the same per-person limits of 2,500,000 covered Shares for stock appreciation rights in any fiscal year plus an additional 2,500,000 Shares for stock appreciation rights in the fiscal year in which the participant first becomes a service provider to Quantum.

Restricted Stock

     Awards of restricted stock are Shares that vest in accordance with the terms and conditions established by the Committee. The Committee determines the number of Shares of restricted stock granted to any participant, but during any fiscal year of Quantum, no participant may be granted more than 1,000,000 Shares of restricted stock plus an additional 1,000,000 Shares of restricted stock in the fiscal year in which a participant first becomes an employee, director or consultant.

     In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting it determines to be appropriate. Notwithstanding the foregoing, if the Committee desires that the Award be intended to qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

     A holder of restricted stock will have full voting rights, unless determined otherwise by the Committee. A holder of restricted stock also generally may be entitled to receive all dividends and other distributions paid with respect to Shares, as determined by the Committee. For example, dividends and distributions may be made subject to the same vesting criteria and transferability restrictions as the Shares upon which the dividend or distribution was paid.

Performance Units and Performance Shares

     Performance units and performance shares are Awards that result in a payment to a participant (in the form of cash, Shares of equal value, or a combination thereof, as determined by the Committee) only if performance goals and/or other vesting criteria established by the Committee are achieved or the Awards otherwise vest. The applicable performance goals or vesting criteria (which may be solely continued employment) will be determined by the Committee, and may be applied based on company-wide, business unit or individual goals, applicable federal or securities laws, or any other basis determined by the Committee in its discretion. However, if the Committee desires that the Award be intended to qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

     During any fiscal year of Quantum, no participant may receive performance units having an initial value greater than $10 million. The Committee establishes the initial value of each performance unit on the date of grant. Additionally, grants of performance shares are subject to the same per-person limits as restricted stock and restricted stock units of 1,000,000 Shares in any fiscal year plus an additional 1,000,000 Shares in the fiscal year in which the participant first becomes an employee. (The 1993 Plan did not provide for the grant of performance shares and performance units but did provide for the grant of restricted stock and restricted stock units. Both types of awards essentially are identical for all material purposes.)

Restricted Stock Units

     Restricted stock units represent a right to receive Shares at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the Shares issued in settlement of the Award, the consideration for which is furnished in the form of the participant’s service to Quantum. In determining whether an Award of restricted stock units should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting it determines to be appropriate.

     The initial value of each restricted stock unit on the date of grant will be equal to the fair market value of a Share on such date. Grants of restricted stock units are subject to the same per-person limits as restricted stock and performance shares of 1,000,000 Shares in any fiscal year plus an additional 1,000,000 Shares in the fiscal year in which the participant first becomes a Quantum service provider.

Performance Goals

     The Committee (in its discretion) may make performance goals applicable to a participant with respect to an Award. If the Committee desires that an Award qualifies as “performance-based compensation” under Section 162(m) (discussed below), then at the Committee’s discretion, one or more of the performance goals may apply. The Plan provides for the following performance goals:

  Cash Flow
  Customer Satisfaction
  Earnings per Share
  Expense Control
  Margin
  Market Share
  Operating Profit
  Product Development and/or Quality
  Profit
  Return on Capital
  Return on Equity
  Revenue
  Total Shareholder Return

     Any performance criteria used under the Plan may be measured, as applicable (1) in absolute terms, (2) in combination with more than one performance goal, (3) in relative terms (including, but not limited to, as compared to results for other periods of time, against financial metrics, and/or against another company or companies), (4) on a per-Share or per-capita basis, (5) against the performance of Quantum as a whole or a business unit or units of Quantum, and/or (6) on a pre-tax or after-tax basis. Further, any performance goals may be used to measure the performance of Quantum as a whole or of a business unit or other segment of Quantum, or of one or more product lines or specific markets, and may be measured relative to a peer group or index. Pursuant to the terms of the Plan, the Committee may determine whether any element(s) or item(s) will be included in or excluded from the calculation of any performance goal with respect to any participants. The Committee may choose a performance period that is not less than a fiscal quarter but not longer than a period of three fiscal years.

     By granting awards that vest upon achievement of performance goals, the Committee may be able to preserve Quantum’s deduction for certain compensation in excess of $1 million. Section 162(m) limits Quantum’s ability to deduct annual compensation paid to Quantum’s Chief Executive Officer or our three other most highly compensated named executive officers (other than our Chief Executive Officer and Chief Financial Officer), to $1 million per individual. However, Quantum can preserve the deductibility of certain compensation in excess of $1 million if the conditions of Section 162(m) are met. The performance goals listed above, as well as the per-person limits on Shares covered by Awards, permit (but do not require) the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting Quantum to receive a federal income tax deduction in connection with such Awards.

Minimum Vesting Period

     The Plan contains minimum vesting periods for awards of restricted stock, performance shares, restricted stock units and performance units. If the vesting period is based solely on continued employment or service, the total vesting period must be at least three years (for example, but not by way of limitation, the shares could be scheduled to vest as to one-third of the Shares on each of the first three anniversaries of the grant date of the award). If the vesting period requires the achievement of performance goals, the total vesting period must be at least one year. These minimum vesting periods do not apply if the participant terminates employment or service due to death, Disability (as such term is defined in the Plan), retirement or if there is a major capital change affecting Quantum. The minimum vesting periods also do not apply to Awards to the non-employee director under the Plan (and as described below) nor, if determined by the Committee, to a pool of no more than five percent (5%) of the Shares reserved for issuance under the Plan.

Limited Transferability of Awards

     Awards granted under the Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may permit an individual to transfer an Award to an individual or entity. Any transfer will be made in accordance with procedures established by the Committee.

Amendment and Termination of the Plan

     The Board generally may amend or terminate the Plan at any time and for any reason. However, no amendment, suspension, or termination may impair the rights of any participant without his or her consent.

Summary of U.S. Federal Income Tax Consequences

     The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Quantum of equity awards granted under the Plan. Tax consequences for any particular individual may be different.

     Nonqualified Stock Options. No taxable income is reportable when a nonqualified stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of Quantum is subject to tax withholding by Quantum. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

     Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

     Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

     Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance Shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the Shares underlying the Award becomes either (1) freely transferable, or (2) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the Shares underlying the Award (less any cash paid for the Shares) on the date the Award is granted.

     Tax Effect for Quantum. Quantum generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). However, special rules limit the deductibility of compensation paid to our Chief Executive Officer and to our three other most highly compensated named executive officers (other than our Chief Executive Officer and our Chief Financial Officer). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. However, we can preserve the deductibility of certain compensation in excess of $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options and stock appreciation rights, establishing performance criteria that must be met before the Award actually will vest or be paid. The Plan has been designed to permit the Committee, in its discretion, to choose to grant Awards that are intended to qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us potentially to receive a full federal income tax deduction in connection with such Awards.

     Section 409A. Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Participation in the Plan

     The grant of Awards (if any) that any individual may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance. Our executive officers and non-employee directors have an interest in this proposal because they are eligible to receive discretionary Awards under the Plan. The following table sets forth information regarding awards that were granted under the 1993 Plan during Fiscal 2012, our last completed fiscal year, to the executive officers named in the Summary Compensation Table, to all current executive officers as a group, and to all other employees as a group and awards that were granted under the Nonemployee Director Equity Incentive Plan during Fiscal 2012 to all non-employee directors as a group:

Name of Individual or Identity of Group and Position	Securities Underlying Options Granted (#)	Weighted Average Exercise Price Per Share ($)	Full Value Awards (#)	Weighted Average Dollar Value of Full Value Awards ($)
Jon W. Gacek
President and Chief Executive Officer	1,300,000	$2.52	300,000	$756,000
Linda M. Breard	0	$0	300,000	$1,011,000
Chief Financial Officer
Robert S. Clark	0	$0	170,000	$572,900
Senior Vice President, Data Protection Group
Janae S. Lee	0	$0	170,000	$572,900
Senior Vice President, File System & Archive
Theodore A. Stinson	125,000	$2.95	425,000	$1,253,750
Senior Vice President, Worldwide Sales
All current executive officers as a group	1,425,000	$2.91	1,575,000	$4,874,250
All non-employee directors as a group	0	$0	370,599	$740,875
All other employees (including all current officers who are not
executive officers) as a group	0	$0	4,680,754	$15,128,484

     As of June 1, 2012, the closing price of our stock on the NYSE was $1.84. Please see the Compensation Discussion and Analysis section of this Proxy Statement for more information regarding the equity awards granted in Fiscal 2012 to the Company’s executive officers.

     With respect to the equity awards granted in Fiscal 2012, the annual burn rate was 4.87% and the three-year burn rate for the period fiscal year 2010 – Fiscal 2012 was 5.09%. This three-year burn rate was below the 2012 three-year average burn rate cap of 5.73% established by ISS for the Company’s industry classification. In addition, the Company’s issued and total overhang as of the end of Fiscal 2012 were 11.97% and 15.01%, respectively, both of which were below the applicable medians for the Company’s compensation peer group.

     The following table discloses our equity compensation plan information as of March 31, 2012 (the end of Fiscal 2012) with share information in thousands):

	Year ended March 31, 2012

	(a) Number of securities to be issued upon exercise of outstanding stock options, warrants and rights	Weighted-average exercise price of outstanding stock options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by stockholders (1)	26,550	$ 1.60	7,304
Equity compensation plans not approved by stockholders (2), (3), (4)	1,705	$ 1.65	—
	28,255	$ 1.60	7,304
____________________

(1)	Included in the stockholder approved plans are 8.9 million restricted stock units with a zero purchase price. The weighted average exercise price of outstanding stock options for stockholder approved plans is $2.39.

(2)	The Supplemental Stock Option Plan (“SSOP”) was terminated April 1, 2003, from which time no new stock options or stock purchase rights will be granted. Outstanding stock options granted under the SSOP prior to April 1, 2003 remain outstanding and continue to be governed by the terms and conditions of the SSOP.

(3)	Advanced Digital Information Corporation’s 1999 Stock Incentive Compensation Plan was assumed by the Company on August 22, 2006 according to the terms detailed in the Agreement and Plan of Merger dated May 2, 2006 (“Merger Agreement”). Outstanding stock options granted under this plan continue to be governed by the terms and conditions of this plan; however, the number of stock options and exercise prices of the outstanding stock options were changed in accordance with the formula in the Merger Agreement for the right to purchase shares of the Company’s common stock.

(4)	The Pancetera 2008 Stock Incentive Compensation Plan was assumed by the Company on June 13, 2011 according to the terms detailed in the Agreement and Plan of Merger dated June 13, 2011 (“Pancetera Merger Agreement”). Outstanding stock options and restricted shares granted under this plan continue to be governed by the terms and conditions of this plan; however, the number of stock options and restricted shares and exercise prices of the outstanding stock options were changed in accordance with the formula in the Pancetera Merger Agreement for the right to purchase shares of the Company’s common stock.

Summary

     We believe strongly that the approval of the Plan is essential to our continued success. Awards such as those provided under the Plan constitute an important incentive and help us to attract and retain people whose skills and performance are critical to our success. Our employees and directors are our most important asset. The Plan is vital to our ability to attract and retain outstanding and highly skilled individuals to work for the Company and to serve on our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL AND
RATIFICATION OF AN AMENDMENT TO THE COMPANY’S 1993 LONG-TERM INCENTIVE PLAN.

PROPOSAL FIVE

APPROVAL AND RATIFICATION OF AN AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK
PURCHASE PLAN

     We are asking stockholders to approve an amendment to the Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares made available for issuance so that we may continue to use the ESPP to assist us in recruiting, retaining and motivating qualified personnel who help us achieve our business goals, including creating long-term value for stockholders. Our ESPP is intended to offer a significant incentive by allowing employees to purchase shares of the Company’s common stock (the “Shares”). Employees are allowed to purchase Shares under the ESPP at a price equal to 85% of the lower of the closing price of our common stock on the NYSE on either the opening or closing date of the respective offering period.

     The Leadership and Compensation Committee of the Board of Directors (the “Committee”) has approved the amendment to the ESPP, subject to the approval of our stockholders at the 2012 Annual Meeting.

     Currently, a maximum of 13,734,637 Shares may be issued under the ESPP. As of April 1, 2012, 10,823,422 Shares had been issued and 2,911,215 Shares remained available for issuance. The amendment to the ESPP would increase the number of Shares issuable under the ESPP by 6,000,000 Shares, bringing the total that may be issued under the ESPP to 19,734,637 Shares, of which approximately 6,000,000 Shares will be available for issuance after the 2012 Annual Meeting after taking into account the amendment to increase the number of shares available for issuance by 6,000,000 and the scheduled August, 2012 purchase by employees. The ESPP has not been changed in any other material way since stockholders last approved the ESPP at the 2007 Annual Meeting. Without stockholder approval of this amendment, we believe our ability to attract and retain the individuals necessary to increase long-term stockholder value will be limited. We believe that the approval of the amendment to the ESPP is important to our continued success. If stockholders do not approve an increase in the number of Shares reserved for issuance under the ESPP, the ESPP’s goals of recruiting, retaining and motivating talented employees will be more difficult to meet.

     The Committee approved the 6,000,000 Share increase with a view to seeking stockholder approval for a pool of shares sufficient for approximately two years of purchases (assuming that historic rates of purchase will continue). As with the 2012 Long-Term Incentive Plan, the Committee determined that increasing the number of shares available for issuance by 6,000,000 Shares would be sufficient to provide approximately two years of purchases and is in line with the practice of other public technology companies, and would enable stockholders to have more frequent input on Share increases relative to past practice.

Required Vote

     Approval of the ESPP requires the affirmative vote of the holders of a majority of votes cast on the proposal. If stockholders do not approve the ESPP, the ESPP will continue under its current terms until it is terminated in accordance with the terms of the ESPP.

Description of the ESPP

     The following paragraphs provide a summary of the principal features of the ESPP and its operation. However, this summary is not a complete description of all of the provision of the ESPP, and is qualified in its entirety by the specific language of the ESPP. A copy of the ESPP is provided as Exhibit B to this Proxy Statement.

Purpose

     The purpose of the ESPP is to provide eligible employees of the Company and its participating affiliates with the opportunity to purchase Shares through payroll deductions or, if payroll deductions are not permitted under local laws, through other means as specified by the Committee. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (“Section 423”). In addition, the ESPP authorizes the grant of options that do not qualify under Section 423 pursuant to rules, procedures or sub-plans adopted by the Company’s Board of Directors that are designed to achieve desired tax or other objectives.

Eligibility to Participate

     Most employees of the Company and its participating affiliates are eligible to participate in the ESPP. However, an employee is not eligible if he or she has the right to acquire five percent (5%) or more of the voting stock of the Company or of any subsidiary of the Company. Also, the Committee has discretion to exclude employees who normally are scheduled to work less than or equal to twenty hours per week or five months per calendar year, have worked for the Company for less than two years, or are officers or other highly compensated employees, provided that the exclusion of employees in such categories is not prohibited under applicable local law. As of June 1, 2012, approximately 1,800 employees are expected to be eligible to participate in the ESPP.

Administration, Amendment and Termination

     The Committee administers the ESPP. The members of the Committee serve at the pleasure of the Board. Subject to the terms of the ESPP, the Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the ESPP. The Committee also may establish a waiting period (not to exceed two years) before new employees may become eligible for the ESPP. The Committee may make whatever rules, interpretations, and computations, and take any other actions to administer the ESPP that it considers appropriate to promote the Company’s best interests, and to ensure that the ESPP remains qualified under Section 423 of the Internal Revenue Code. The Committee may delegate one or more of the ministerial duties in the administration of the ESPP. All decisions of the Committee are conclusive and binding on all persons and will be given the maximum deference permitted by law.

     The Committee or the Board of Directors may amend or terminate the ESPP at any time and for any reason. However, as required by Section 423 of the Internal Revenue Code, certain material amendments must be approved by the Company’s stockholders.

Number of Shares of Common Stock Available under the ESPP

     Currently, a maximum of 13,734,637 Shares had been approved for issuance pursuant to the ESPP. If stockholders approve the amendment to the ESPP, the number of Shares issuable under the ESPP would be increased by 6,000,000 Shares, bringing the total that may be granted under the ESPP to 19,734,637 Shares. Shares sold under the ESPP may be newly issued shares or treasury shares. In the event of any stock split, stock dividend or other change in the capital structure of the Company, appropriate adjustments will be made in the number, kind and purchase price of the Shares available for purchase under the ESPP. As of June 1, 2012, the closing price of our common stock on the NYSE was $1.84 per share.

Enrollment and Contributions

     Eligible employees voluntarily elect whether or not to enroll in the ESPP. Employees who join the ESPP participate during an initial offering period of six months. Employees who have joined the ESPP automatically are re-enrolled for additional rolling six month offering periods; provided, however, that an employee may cancel his or her enrollment at any time (subject to ESPP rules).

     Employees contribute to the ESPP through payroll deductions or, if payroll withholding is not permitted under local laws, through such other means as specified by the Committee. Participating employees generally may contribute up to 10% of their eligible compensation through after-tax payroll deductions. From time to time, the Committee may establish a different maximum permitted contribution percentage, change the definition of eligible compensation, or change the length of the offering periods (but in no event may such periods exceed nine months). An employee later may increase or decrease his or her contribution percentage, subject to ESPP rules.

Purchase of Shares

     On the last business day of each six month offering period, the Company uses each participating employee’s payroll deductions or contribution to purchase Shares for the employee. The price of the Shares purchased will be determined under a formula established in advance by the Committee. However, in no event may the purchase price be less than 85% of the lower of (1) the stock’s market value on the first day of the offering period, or (2) the stock market’s value on the purchase date. Market value under the ESPP means the closing price of our common stock on the NYSE for the day in question. In any single year, no employee may purchase more than $25,000 of common stock (based on market value on the applicable enrollment date(s)). Also, during any offering period, no more than 2,000,000 Shares may be issued under the ESPP. The Committee also has discretion to set a limit on the number of Shares that any participant may purchase on any purchase date (which limit is 5,000 Shares unless otherwise determined by the Committee), to set a lower (but not higher) limit on the dollar value of Shares that may be purchased, and to change the dates on which Shares are purchased.

Termination of Participation

     Participation in the ESPP generally terminates when a participating employee’s employment with the Company or an affiliate ceases for any reason, the employee withdraws from the ESPP, or the Company terminates or amends the ESPP such that the employee no longer is eligible to participate.

Number of Shares Purchased by Certain Individuals and Groups

     Given that the number of Shares that may be purchased under the ESPP is determined, in part, by the stock’s market value on the first and last day of the offering period and given that participation in the ESPP is voluntary on the part of employees, the actual number of Shares that may be purchased by any individual is not determinable. For illustrative purposes, the following table sets forth (a) the number of Shares that were purchased during Fiscal 2012 under the ESPP, and (b) the average per share purchase price paid for such Shares.

Name of Individual or Identity of Group and Position	Number of Shares Purchased (#)	Weighted Average Purchase Price Per Share ($)
Jon W. Gacek
President and Chief Executive Officer	0	--
Linda M. Breard
Chief Financial Officer	0	--
Robert S. Clark
Senior Vice President, Data Protection Group	0	--
Janae S. Lee
Senior Vice President, File System & Archive	0	--
Theodore A. Stinson
Senior Vice President, Worldwide Sales	5,000	$1.51
All current executive officers as a group	9,986	$1.51
All non-employee directors as a group (1)	0	--
All other employees (including all current officers who are not
executive officers) as a group	3,016,396	$1.66

(1) Nonemployee directors are not eligible to participate in the ESPP.

Tax Aspects

     Based on management’s understanding of current federal income tax laws, the tax consequences of the purchase of Shares under the ESPP are as follows.

     An employee will not have taxable income when the shares of our common stock are purchased for him or her, but the employee generally will have taxable income when the employee sells or otherwise disposes of stock purchased through the ESPP.

     For shares that the employee does not dispose of until more than 24 months after the applicable enrollment date and more than 12 months after the purchase date (the “holding period”), gain up to the amount of the discount (if any) from the market price of the stock on the enrollment date (or re-enrollment date) is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the holding period, the employee sells the stock for less than the purchase price, the difference is a long-term capital loss. Shares sold within the holding period are taxed at ordinary income rates on the amount of discount received from the stock’s market price on the purchase date. Any additional gain (or loss) is taxed to the stockholder as long-term or short-term capital gain (or loss). The purchase date begins the period for determining whether the gain (or loss) is short-term or long-term.

     The Company may deduct for federal income tax purposes an amount equal to the ordinary income an employee must recognize when he or she disposes of stock purchased under the ESPP within the holding period. The Company may not deduct any amount for shares disposed of after the holding period.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL AND
RATIFICATION OF AN AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL SIX

APPROVAL AND RATIFICATION OF AN AMENDMENT TO THE COMPANY’S EXECUTIVE OFFICER
INCENTIVE PLAN

     We are asking stockholders to approve the amended and restated Executive Officer Incentive Plan (the “Incentive Plan”) so that we may continue to use the Incentive Plan to achieve our business objectives and also to continue receiving a federal income tax deduction for certain compensation paid under the Incentive Plan. The Incentive Plan last was approved by the stockholders at our 2007 Annual Meeting of Stockholders. The Leadership and Compensation Committee of our Board of Directors (the “Committee”) has approved an amended and restated Incentive Plan, subject to approval of our stockholders at the 2012 Annual Meeting of Stockholders.

     The version of the Incentive Plan being submitted for approval at the 2012 Annual Meeting has not been materially amended since stockholders last approved the Incentive Plan, except as follows. The set of performance goals that may be used under the Plan (and which must be achieved prior to any participant earning a bonus) has been shortened as compared to the prior version of the Plan. Also, the maximum limit on the amount that any participant may receive under the Incentive Plan in any three year period has been simplified. Formerly, the three-year limit was $15 million or 6,000,000 shares of Quantum common stock. The share limit has been removed from the Incentive Plan being submitted to stockholders so that the total value received by any participant in any three-year period now cannot exceed $15 million (whether paid in cash, shares or a combination of cash and shares).

     If stockholders approve the amended and restated Incentive Plan, it will replace the version of the Incentive Plan approved by stockholders at the 2007 Annual Meeting. If stockholders do not approve the amended and restated Incentive Plan, we will not use the Incentive Plan. However, in that case, we may find it necessary or desirable to adopt another bonus plan or arrangement.

     The following paragraphs provide a summary of the principal features of the Incentive Plan and its operation. The Incentive Plan is set forth in its entirety as Exhibit C to this Proxy Statement. The following summary is qualified in its entirety by reference to Exhibit C.

Purpose

     The purpose of the Incentive Plan is to increase shareholder value and the success of the Company by motivating key executives to perform to the best of their abilities and to achieve the Company’s objectives. The Incentive Plan accomplishes this by paying awards only after the achievement of specified performance goals.

Eligibility to Participate

     The Committee selects the employees of the Company (and its affiliates) who will be eligible to receive awards under the Incentive Plan. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the Committee has discretion to select the participants. We currently expect that approximately five to ten executives will participate in the Incentive Plan at any given time.

Target Awards and Performance Goals

     Under the Incentive Plan, the Committee assigns each participant a target award and performance goal or goals for a performance period set by the Committee. The specified performance goal(s) must be achieved before an award actually will be paid to the participant. The participant’s target award typically will be expressed as a dollar amount or as a percentage of his or her base salary earned during the applicable performance period. The performance goals set by the Committee may require the achievement of objectives for one or more of: (a) cash flow, (b) customer satisfaction, (c) earnings per share, (d) expense control, (e) margin, (f) market share, (g) operating profit, (h) product development and/or quality, (i) profit, (j) return on capital, (k) return on equity, (l) revenue and (m) total shareholder return.

     The Committee may choose to set target goals: (1) in absolute terms, (2) in combination with other another performance goal or goals (3) in relative terms (including, but not limited to, the passage of time and/or against other companies or financial metrics), (4) on a per share and/or per capita basis, (5) against the performance of the Company as a whole or against particular business units or products of the Company and/or (6) on a pre-tax or after-tax basis. Performance Goals may differ from participant to participant, from performance period to performance period and from award to award. The Committee also will determine whether any element(s) (for example, the effect of mergers or acquisitions) will be included in or excluded from the calculations (whether or not such determinations result in any performance goal being measured on a basis other than generally accepted accounting principles). Each performance period will last from one to three fiscal years. We currently do not have any plans to use multi-year performance periods under the Incentive Plan. No individual may participate in more than four performance periods at any one time.

Actual Awards

     After the performance period ends, the Committee certifies in writing the extent to which the preestablished performance goals actually were achieved or exceeded. The actual award that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Incentive Plan limits actual awards to a maximum of $15 million per person for any period of three consecutive fiscal years.

     The Committee has discretion to reduce or eliminate (but not to increase) the actual award of any participant. Also, unless determined otherwise by the Committee, a participant will forfeit the bonus if a participant terminates employment before a bonus is paid. However, the Committee has discretion to pay out part of or the entire award upon the termination of a participant’s employment.

     Actual awards generally are paid in cash no later than two and one-half months after the performance period ends. However, the Committee reserves the right instead to pay some or all of any award in shares of Company common stock having a fair market value equal to the cash amount foregone. Any such shares would be issued under our stockholder-approved 2012 Long-Term Incentive Plan (see Proposal Four in this Proxy Statement for more information on that Plan) and may or may not be subject to vesting, as determined by the Committee. The Committee also may choose to pay bonuses to Incentive Plan participants outside of the Incentive Plan for the accomplishment of other strategic or individual goals.

Administration

     The Committee administers the Incentive Plan. Members of the Committee must qualify as outside directors under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Subject to the terms of the Incentive Plan, the Committee has sole discretion to:

  Select the employees who will be eligible to receive awards;
  Determine the target award for each participant;
  Determine the performance goals that must be achieved before any actual awards are paid;
  Establish a payout formula to provide for an actual award greater or less than a participant’s target award to reflect actual performance versus the predetermined performance goals; and
  Interpret the provisions of the Incentive Plan.

Performance Based Compensation

     The Incentive Plan is designed to allow us to pay bonuses that are intended to qualify as “performance based” compensation under Section 162(m) of the Internal Revenue Code. Under Section 162(m), the Company may not receive a federal income tax deduction for compensation paid to the Company’s Chief Executive Officer or any of the three other most highly compensated executive officers (other than our Chief Financial Officer) to the extent that any of these persons receives more than $1 million in any one year. However, if the Company pays compensation that is “performance based” under Section 162(m), the Company still can receive a federal income tax deduction for the compensation even if it is more than $1 million during a single year. The Incentive Plan allows the Company the opportunity to choose to pay incentive compensation that is intended to be performance-based and therefore potentially fully tax deductible on the Company’s federal income tax return (subject to future changes in tax laws and other compensation arrangements at the Company).

Amendment and Termination of the Incentive Plan

     The Board may amend or terminate the Incentive Plan at any time and for any reason.

Bonuses Paid to Certain Individuals and Groups

     Awards (if any) under the Incentive Plan are determined based on actual future performance. As a result, future actual awards cannot now be determined. The Committee has established a performance period under the Incentive Plan for the Company’s 2013 fiscal year. The following table sets forth the projected full (target) bonus for the fiscal year 2013 performance period for the persons and groups shown below, based on each participant’s current base salary and assuming exactly one hundred percent (100%) achievement of the applicable performance goals. There is no guarantee that the amounts shown actually will be paid nor that any amounts will be paid for fiscal 2013. Actual awards (if any) under the Incentive Plan for fiscal year 2013 will be calculated based on each participant’s actual earned base salary and may be higher or lower than the target award set forth below based on the level of actual performance attained. In addition, the Committee has discretion to decrease (but not increase) the award otherwise indicated under the pre-established formula. For the 2013 performance period, the Committee selected performance goals for the achievement of total annual revenue and/or company-wide non-GAAP operating income. Our executive officers are eligible to receive awards under the Incentive Plan and, therefore, our executive officers have an interest in this proposal.

Name of Individual or Identity of Group and Position	Target Award ($)
Jon W. Gacek
President and Chief Executive Officer	$585,000
Linda M. Breard
Chief Financial Officer	$162,500
Robert S. Clark
Senior Vice President, Data Protection Group	$162,500
Janae S. Lee
Senior Vice President, File System & Archive	$164,995
Theodore A. Stinson
Senior Vice President, Worldwide Sales (1)	---
All current executive officers as a group	$1,470,052
All non-employee directors as a group (2)	---
All other employees (including all current officers who are not executive officers) as a group (3)	---
____________________

(1)	Mr. Stinson does not participate in the Incentive Plan. Mr. Stinson instead participates in the Company’s Sales Compensation Plan. At target, Mr. Stinson’s sales commission would equal $400,000.
(2)	Nonemployee directors who are not executive officers are not eligible to participate in the Incentive Plan.
(3)	Participation in the Incentive Plan is limited solely to employees who are executive officers of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL AND
RATIFICATION OF AN AMENDMENT TO THE COMPANY’S EXECUTIVE OFFICER INCENTIVE PLAN.

COMPENSATION DISCUSSION AND ANALYSIS

     This Compensation Discussion and Analysis (“CD&A”) describes the overall philosophy, material elements and actual compensation provided to the executive officers of the Company who served as our principal executive officer and principal financial officer during Fiscal 2012, as well as to the three executive officers who were the next most highly-compensated executive officers as of the end of Fiscal 2012. These individuals, who were our named executive officers for Fiscal 2012, are:

  Jon W. Gacek, our President and Chief Executive Officer (our “CEO”);
  Linda M. Breard, our Chief Financial Officer (our “CFO”);
  Robert S. Clark, our Senior Vice President, Data Protection Group;
  Janae S. Lee, our Senior Vice President, File System & Archive; and
  Theodore A. Stinson, our Senior Vice President, Worldwide Sales.

     Executive Summary – Overview of Fiscal 2012

     We are a global expert in data protection and big data management. We provide solutions for storing and protecting information in physical, virtual, cloud and big data environments that are designed to help customers be certain they are maximizing the value of their data over its entire lifecycle. With our solutions, customers can better adapt in a world of continuing change by keeping and protecting more data for a longer time while reducing costs and increasing return on investment. We have been transforming the Company into a systems and solutions provider over the past few years, introducing offerings in the significant growth markets of disk and software backup and archive and introducing strategic enhancements and offerings in the tape automation market while continuing to provide service and support to new and existing customers.

     Business and Financial Highlights for Fiscal 2012

     We have implemented a number of initiatives in an effort to drive branded revenue growth. One key initiative for Fiscal 2012 was to grow the independent channel for Quantum branded products. Another key area of focus for Fiscal 2012 was to continue to expand and improve our products and solutions, with emphasis on branded disk systems and software solutions, including introducing and ramping sales of the StorNext® appliance family and virtual offerings. The specific highlights for Fiscal 2012 are as follows:

  We had total revenue for the year of $652.4 million, a 3% decrease from fiscal year 2011 total revenue of $672.3 million primarily due to expected reductions in OEM sales and royalties.
  We experienced improved revenue momentum with our partners, especially for midrange disk systems, and our continued efforts to increase revenue from disk systems and software solutions resulted in an 8% increase in disk systems and software solutions revenue as compared to fiscal year 2011.
  Branded disk systems revenue and branded software solutions revenue were up 19% and 15%, respectively.
  We acquired Pancetera Software, Inc. which provided us with key technology and expertise for managing data in virtual environments.
  We invested significantly in our product portfolio, introducing a number of new products, including our StorNext software appliances and virtual systems software and data protection solutions.
  We continued to develop new technologies that will be the framework for future new product introductions.
  Our gross margin percentage was 42.0%, down slightly from 42.1% in fiscal year 2011.
  Our net loss was $8.8 million or 4 cents per share compared to net income of $4.5 million, or 2 cents per share, for fiscal year 2011.
  We refinanced our senior secured term debt with a revolving credit facility with terms that are financially more beneficial and provide additional flexibility to run our business.

     Executive Compensation Highlights for Fiscal 2012

     We are committed to responsible and effective executive compensation practices that aim to enhance stockholder value. We seek to balance the need to compensate our executive officers fairly and competitively based on their individual contributions with our objective of ensuring that their compensation reflects Company performance that rewards for both short-term and long-term financial success. Our executive compensation program aims to (i) enhance stockholder value through the practice of responsible finance, (ii) facilitate competitiveness by attracting and retaining the best talent and (iii) promote meritocracy by recognizing individual contributions. During Fiscal 2012 we took the following actions with respect to the compensation of our named executive officers:

  At the Company’s 2011 Annual Meeting of Stockholders, over 98% of the vote cast on the non-binding advisory vote on our executive compensation program supported the compensation of our named executive officers. In light of this voting result, and after careful consideration by the Leadership and Compensation Committee of our Board of Directors (the “Committee”), we made no significant changes to our executive compensation program in Fiscal 2012.
  Mr. Gacek was appointed President and Chief Executive Officer, effective as of the first day of Fiscal 2012, and received a base salary increase and an equity award consisting of stock options and restricted stock units with a fair value commensurate with the market median for newly appointed CEOs with his background and experience.
  We provided base salary increases to Mr. Clark and Ms. Lee to reflect the expanded nature and additional responsibilities of their positions and to better align their base salaries both internally and with the market median for comparable executive positions.
  We made no bonus payments to our executive officers with respect to Fiscal 2012 Company financial performance. For Fiscal 2012, we failed to achieve our financial performance target under the annual bonus plan for our executive officers.
  We granted equity awards in Fiscal 2012 in the form of time-vested restricted stock units to each of our named executive officers that are intended to link their interests with those of our stockholders. The grant date fair value of these equity awards was targeted at the market median based on a comparison with the grant date fair value of annual equity awards for comparable executive positions. Although we target the market median grant date fair value for our annual equity awards, adjustments were made to the size of the individual awards, and thus the value, to reflect Company and individual performance. The actual grant date fair value of the individual equity awards were at or slightly below the market median based on our stock price at the time the equity awards were granted.

     Executive Compensation Philosophy

     Pay for Performance Compensation Philosophy and Objectives

     The Committee believes that our executive compensation program should facilitate achievement of the Company's short-term and long-term business objectives. To this end, the Committee aims to attract, motivate and retain the most qualified executive talent to accomplish these objectives. The Committee believes in an overarching pay-for-performance philosophy under which the design of the executive compensation program, and the compensation levels provided to our executive officers under the executive compensation program, should be heavily connected to overall Company and individual performance.

     Our executive compensation program is designed to offer target cash and equity compensation opportunities at market-competitive levels and to reward superior Company and individual performance with above-market compensation. Company performance, as measured by pre-established corporate performance metrics and share price, together with individual performance, as measured through the Company’s annual performance evaluation process, greatly affect annual and long-term compensation levels. Actual annual executive compensation is expected to be below the market if the Company and/or the executive officer do not achieve the designated performance objectives, as has been the case in recent years. The Committee believes that this program aligns the interests of our executive officers with those of our stockholders in promoting the creation of long-term stockholder value.

     Competitive Positioning – Market competitiveness is an important element of our executive compensation program. The Committee has established that market competitiveness for this purpose means the market median and has determined to specifically target the market median. In assessing the market competitiveness of our executive compensation program, the individual elements as well as the aggregate total compensation of each executive officer are compared to the corresponding market median for executive officers holding similar positions or who have similar levels of responsibility in technology companies of similar size. As its source of data to identify and establish market median compensation levels, the Committee utilizes applicable compensation data from both the Company’s peer group, as defined below, and from the Radford Global Technology Survey of technology companies with annual revenue between $500M and $1B (collectively, the “Market Data”).

     For Fiscal 2012, the Committee, with the assistance of its compensation consultant, Compensia, Inc. (“Compensia”), reviewed and updated its compensation peer group of technology companies (the “Peer Group”). The Committee uses the following criteria in conducting its annual review and update of the Peer Group:

  Technology hardware and equipment companies;
  Comparability to the Company in terms of revenue, market capitalization and number of employees; and
  Inclusion of smaller, high-growth companies in the Company’s areas of focus.

     Based on the above criteria, Compensia recommended, and the Committee approved, the following Peer Group for Fiscal 2012 (with annual revenue, market capitalization and number of employees based on the latest available public filings with the Securities and Exchange Commission at the time the Peer Group was established in November, 2010):

Company	Annual Revenue ($MM)	Market Capitalization ($MM)	Employees
Avid Technology Inc.	$644.9	$524.7	2,142
Black Box Corporation	$989.8	$579.5	4,348
Brocade Communications Systems, Inc.	$2,065.7	$2,525.5	4,070
Checkpoint Systems, Inc.	$827.5	$809.8	5,785
CommVault Systems, Inc.	$277.1	$1,105.1	1,154
Compellent Technologies, Inc.	$136.8	$544.1	387
Emulex Corp.	$399.1	$833.3	791
F5 Networks, Inc.	$802.8	$7,619.5	1,646
Hutchison Technology Incorporated	$376.4	$94.6	2,448
Imation Corp.	$1,573.2	$377.7	1,210
Integrated Device Technology, Inc.	$578.2	$957.8	2,004
Isilon Systems, Inc.	$152.4	$1,718.7	356
LSI Corporation	$2,492.8	$2,920.4	5,397
Plantronics, Inc.	$643.4	$1,662.3	3,200
Qlogic Corporation	$568.9	$1,871.5	1,038
Silicon Graphics International Corp.	$403.7	$245.5	1,325
Median	$610.8	$895.6	1,825
Quantum	$684.3	$498.5	1,800

     For Fiscal 2012, the Committee removed two companies from the Peer Group, 3Par, Inc. and Advocent Corporation, due to their acquisitions. The Committee concluded that the above Peer Group of 16 companies was sufficient in terms of number and size of companies for competitive executive compensation purposes and therefore determined not to replace these two companies.

     Executive Compensation Process and Decision-Making

     Role of the Leadership and Compensation Committee and the Board of Directors – The Committee oversees and approves all compensation and benefit arrangements for our executive officers, other than for our CEO. In the case of the compensation of our CEO, the independent members of the Board of Directors, based on the recommendations of the Committee, reviews and approves his compensation. A substantial portion of the Committee’s work involves an annual review of our executive compensation program, including determining total compensation levels for our executive officers and evaluating Company and individual executive officer performance. The Committee considers a variety of factors when determining our executive compensation program and total compensation levels. These factors include the recommendations of our CEO for all executive officers, other than for himself, the input of Compensia, and the results of competitive studies and analyses prepared by Compensia and those prepared by management.

     Role of Compensation Consultant – During Fiscal 2012, the Committee consulted with Compensia on a range of issues relating to executive compensation and engaged Compensia to review the results of various executive compensation studies conducted by Company management. In addition, the Committee retained Compensia to conduct a market study and to provide specific compensation recommendations relating to the appointment of Mr. Gacek as CEO. Compensia serves at the discretion of the Committee and provides services only to the Committee. Compensia regularly meets with the Committee both with and without management present.

     Role of Management – Our CEO provides recommendations to the Committee on various executive compensation matters, including executive compensation program design, annual corporate performance metrics and bonus funding target levels, and evaluations of corporate and executive officer performance. Other members of the Company’s management team provide the Committee with the Market Data as well as data and information relating to various executive compensation matters. In addition, our CEO makes individual compensation recommendations to the Committee for our executive officers, other than for himself. While the Committee considers all recommendations made by the CEO, ultimate authority for all compensation decisions regarding our executive officers, other than for our CEO, rests with the Committee and, in the case of our CEO, rests with the independent members of the Board of Directors. Certain members of the Company’s management team, including our CEO and CFO, attend Committee meetings and participate in the Committee’s discussions and deliberations. However, these individuals are not present when the Committee or the independent members of the Board of Directors discusses and determines their compensation. The Committee may also meet without any members of management present at any time.

     Performance Evaluation Process

     We believe strongly in maintaining an executive compensation program that reflects a “pay-for-performance” philosophy. Accordingly, we have established and follow a formal annual performance review and evaluation process under which the individual performance of our executive officers is reviewed by our CEO with the Committee. Under this process, which typically occurs in June of each year, our CEO prepares performance evaluations for each of our executive officers detailing their performance for the prior fiscal year. Each executive officer is evaluated by our CEO based on demonstrated leadership skills, individual contributions to the success of the Company during the fiscal year and results against any pre-established annual performance objectives. Upon the completion of the evaluation process, our CEO meets with the Committee to review and discuss his evaluation of executive officer performance.

     Executive Compensation Review and Approval Process

     As part of the annual performance evaluation process, our CEO presents compensation recommendations for our executive officers to the Committee, including base salary adjustments, bonus awards and equity awards. In making these recommendations, our CEO takes into account the following factors:

  The median compensation levels from the Market Data for each element of direct compensation (i.e., salary, bonus and equity awards) for each of our executive officers;
  The annual performance of each executive officer based on our CEO’s assessment of his or her contributions to our overall performance, including the ability of the executive officer to successfully lead his or her functional organization and to work effectively across the entire organization;
  The scope of each executive officer’s role and the assumption of any additional duties and responsibilities by the executive officer during the fiscal year;
  Internal compensation equity among our executive officers;
  Our Company performance against the performance goals and objectives established by the Committee and the Board of Directors for the fiscal year; and
  Our Company performance for the fiscal year against the Peer Group.

     In making his compensation recommendations to the Committee, our CEO considers each of the above factors and no single factor is determinative.

     Through the performance evaluation and executive compensation review process, the Committee reviews the performance evaluations, discusses the individual performance of each executive officer, reviews the compensation recommendations of our CEO and approves the compensation for our executive officers. With respect to the performance evaluation and compensation review process for our CEO, the independent members of the Board of Directors conduct a similar review of our CEO’s performance against his pre-established objectives for the fiscal year and determine our CEO’s compensation for the fiscal year.

     Elements of Compensation

     Consistent with our compensation philosophy and objectives, the Committee provides a mix of compensation elements that emphasizes annual cash incentives and long-term equity incentives. To that end, our executive compensation program consists of base salary, an annual bonus opportunity, equity awards, and perquisites and other benefits.

     Base Salary

     Overview

     The base salaries that we provide to our executive officers represent the principal fixed component of their total direct compensation. The base salaries of our executive officers are typically reviewed annually and are adjusted in accordance with individual performance and competitive practice. In addition, base salaries may be adjusted in the case of promotions. As in previous years, the Committee continues to generally position the base salaries of our executive officers at approximately the market median based on the Market Data.

     Base Salary Adjustments Made in Fiscal 2012

Executive Officer	Title	2011	Increase %	2012
Jon W. Gacek	President & CEO	$420,024	39.28%	$585,000
Linda M. Breard	CFO	$325,000	0.00%	$325,000
Robert S. Clark	SVP, Data Protection Group	$295,000	10.17%	$325,000
Janae S. Lee	SVP, File System & Archive	$309,990	6.45%	$329,990
Theodore A. Stinson	SVP, Worldwide Sales	N/A	N/A	$400,000

     Mr. Gacek

     Effective as of the first day of Fiscal 2012, Mr. Gacek was appointed by the Board of Directors to be our President and CEO. In connection with this appointment, Mr. Gacek’s base salary was increased from $420,026 to $585,000. In determining the base salary for Mr. Gacek, the independent members of the Board of Directors, consulted with Compensia. Compensia provided the Market Data showing the median CEO base salary for recent CEO new hires in the technology industry. After considering the Market Data, the independent members of the Board of Directors set Mr. Gacek’s base salary at $585,000. The Committee concluded that a base salary of $585,000, while slightly below the market median for existing CEOs, was approximately equal to the base salaries for CEOs who were recently promoted from within their companies.

     Ms. Breard

     Although Ms. Breard’s current base salary of $325,000 is below the market median for CFOs of comparable companies, the Committee provided no base salary increase to Ms. Breard in Fiscal 2012 noting that she had received a substantial base salary increase in connection with her promotion to CFO during fiscal year 2011.

     Mr. Clark

     In reviewing Mr. Clark’s base salary the Committee took into consideration that (i) his base salary was below the market median based on the Market Data, (ii) he had assumed expanded and additional responsibilities during fiscal year 2011, (iii) he had performed at a high level during fiscal year 2011 in establishing and implementing the strategy for our disk and tape backup products group (subsequently reorganized as the data protection group), and (iv) his base salary was below the base salaries for other executive officers within the Company. Accordingly, the Committee, based upon the recommendation of our CEO, determined to increase Mr. Clark’s base salary for Fiscal 2012 from $295,000 to $325,000 which better aligned his base salary both internally and with the market median.

     Ms. Lee

     In reviewing Ms. Lee’s base salary the Committee took into consideration that (i) her base salary was below the market median based on the Market Data, (ii) she had assumed expanded and additional responsibilities during fiscal year 2011, (iii) she had performed at a high level during fiscal year 2011 in establishing and implementing the strategy for our file system and archive products group, and (iv) her base salary was below the base salaries for other executive officers within the Company. Accordingly, the Committee, based upon the recommendation of our CEO, determined to increase Ms. Lee’s base salary for Fiscal 2012 from $309,990 to $329,990 which better aligned her base salary both internally and with the market median.

     Mr. Stinson

     Mr. Stinson was hired as our SVP, Worldwide Sales, shortly after the start of Fiscal 2012. In establishing Mr. Stinson’s base salary, the Committee reviewed the Market Data and also considered the recommendation of our CEO. The Committee determined that a base salary of $400,000 approximated the market median for this position and was appropriate for Mr. Stinson given his extensive prior sales leadership experience in the technology industry.

     Annual Bonus Plan

     Overview of Annual Bonus Plan

     Our executive officers, other than Mr. Stinson, are eligible to earn annual bonuses under the Company’s Executive Officer Incentive Plan (the “Executive Officer Incentive Plan”). Mr. Stinson participates in the Company’s Sales Compensation Plan which provides him with the opportunity to earn sales commissions based on the Company’s revenue.

     The Executive Officer Incentive Plan is intended to provide competitive annual incentive compensation opportunities to our executive officers while supporting our pay-for-performance philosophy. The Executive Officer Incentive Plan supports this philosophy by directly tying annual cash incentive compensation levels to both corporate and individual performance.

     The Executive Officer Incentive Plan provides for the funding of an annual bonus pool based upon the achievement of one or more pre-established financial or operational performance objectives. If the minimum level of performance is achieved and the bonus pool is funded, our executive officers are eligible to receive discretionary bonus awards based on a combination of the level of bonus plan funding, their individual target annual bonus award opportunity and their individual performance for the fiscal year.

     Target Annual Bonus Award Opportunity

     Each executive officer, other than Mr. Stinson, has a target annual bonus award opportunity under the Executive Officer Incentive Plan that is expressed as a percentage of his or her base salary. Mr. Stinson has a targeted sales commission opportunity under the Sales Compensation Plan equal to his base salary for the fiscal year. Target annual bonus award opportunities, and Mr. Stinson’s targeted sales commission opportunity, are reviewed as part of our annual executive compensation review process and are targeted at approximately the market median based on the Market Data.

Executive Officer	Title	2011 Target	2012 Target
Jon W. Gacek	President & CEO	70%	100%
Linda M. Breard	CFO	50%	50%
Robert S. Clark	SVP, Data Protection Group	50%	50%
Janae S. Lee	SVP, File System & Archive	50%	50%
Theodore A. Stinson	SVP, Worldwide Sales	N/A	(1)
____________________

(1)	Mr. Stinson has a target sales commission opportunity equal to 100% of his annual base salary.

     Mr. Gacek

     For Fiscal 2012, the Committee increased the target annual bonus award opportunity for Mr. Gacek from 70% to 100% in connection with his appointment as President and CEO. Mr. Gacek’s new target annual bonus opportunity aligns his bonus opportunity with the market median based on the Market Data.

     All Other Executive Officers

     No changes were made to the target annual bonus award opportunities during Fiscal 2012 for any of the other executive officers of the Company. The Committee determined that the target annual bonus award opportunities were aligned with the market median.

     Although each executive officer has an annual bonus target opportunity, bonus awards for our executive officers under the Executive Officer Incentive Plan may be above or below the established target annual bonus award opportunities, as determined by the Committee, depending on actual Company and individual performance.

     Annual Bonus Plan Performance Metric and Target for Fiscal 2012

     For Fiscal 2012, the Committee approved the use of non-GAAP operating income as the Company performance metric for the Executive Officer Incentive Plan. The Committee continues to believe that non-GAAP operating income is an appropriate measure of our financial performance as it reflects the level of growth resulting from the successful execution of our annual operating plan consistent with producing an appropriate return for our stockholders and satisfying our obligations to our debt holders. For purposes of the Executive Officer Incentive Plan, “non-GAAP operating income” is defined as operating income reduced by acquisition expenses, amortization of intangibles, restructuring charges and share-based compensation charges.

     The Executive Officer Incentive Plan provides for funding of a bonus pool for annual awards based upon the achievement of a pre-established annual non-GAAP operating income performance target level. The annual non-GAAP operating income performance target level for Fiscal 2012 was set at the beginning of the fiscal year in conjunction with the approval of our annual operating plan. The annual operating plan is considered and discussed extensively by our Board of Directors and senior management before it is approved by the Board of Directors. The annual non-GAAP operating income performance target level for Fiscal 2012 was set at $78.5 million. Although this performance target level represented a decrease from the fiscal year 2011 non-GAAP operating income performance target level, the Board of Directors believed that the achievement of this target level of Company performance was consistent with the Company’s continuing evolution in becoming a market leader in big data management and archive and data protection and would require a high level of performance by our CEO and executive officers.

     Funding of Bonus Plan for Fiscal 2012

     The Committee determined that upon achievement of the Fiscal 2012 non-GAAP operating income performance target level of $78.5 million, the Company would begin funding the bonus pool for both the Executive Officer Incentive Plan and for the Quantum Incentive Plan (“QIP”), which is the annual bonus plan for the Company’s non-executive vice presidents and other eligible non-commissioned employees. The Committee also determined that as the Company’s performance increased above the operating income performance target level, the Company would fund the bonus pool with approximately $0.50 of every $1.00 of non-GAAP operating income earned above $78.5 million. For performance below the performance target level of $78.5 million, the Committee determined that there would be no funding of the bonus pool.

     Payment of Bonus Awards for Fiscal 2012

     Provided a bonus pool is funded for the Executive Officer Annual Incentive Plan by the Committee, our CEO makes recommendations for bonus awards for our executive officers, other than himself, based on the individual target annual bonus award opportunities for our executive officers as well as on his assessment of their individual performance for the fiscal year. The Committee ultimately approves all bonus awards to our executive officers under the Executive Officer Incentive Plan and is not bound by the recommendations of our CEO. The independent members of the Board of Directors determine the bonus award, if any, payable to our CEO from the funded bonus pool.

     Following the completion of Fiscal 2012, the Committee compared our actual non-GAAP operating income results to the annual performance target level. Because our reported operating income results for Fiscal 2012 fell short of the performance target level of $78.5 million needed to begin funding the bonus pool, the Committee concluded that no bonus pool would be funded for Fiscal 2012, which resulted in no bonus awards to any of our executive officers under the Executive Officer Incentive Plan.

     For Fiscal 2012, Mr. Stinson participated in the Company’s Sales Compensation Plan. The Sales Compensation Plan is a standard commission plan which provides for commission payments based upon sales of the Company’s products and the attainment of a specified quota. During Fiscal 2012, Mr. Stinson earned total sales commissions of $217,526.

     Equity Awards

     Overview of Equity Award Program

     Historically, the cash compensation of our executive officers has been supplemented with long-term equity awards under the Company’s 1993 Long-Term Incentive Plan (the “1993 Stock Plan”) that tie their overall compensation to the performance of the Company’s common stock. Equity awards are granted to our executive officers to (i) provide at-risk equity compensation consistent with our pay-for-performance philosophy and (ii) align the interests of our executive officers with those of our stockholders by providing them with significant equity stakes in the Company. The Committee determines, on a discretionary basis, whether an equity award should be granted, the form of any equity award and the number of shares of the Company’s common stock subject to the equity award.

     Establishment of Stock Pool for Equity Awards

     Each fiscal year, as part of the development and approval of the Company’s annual compensation program, the Committee establishes a stock pool for the purpose of granting annual equity awards to our executive officers and other eligible employees. In establishing the size of this stock pool, the Committee considers a number of factors, including:

  Market data regarding the size of competitive equity pools;
  Market data regarding the competitive size and fair value of equity awards provided to similar executive officers and other employees;
  The resulting impact the stock pool would have on our annual and three-year average burn rates (“burn rate” is defined as the number of shares of the Company’s common stock subject to stock options granted during the fiscal year plus the number of shares of the Company’s common stock subject to restricted stock unit awards granted during the fiscal year, with the number of restricted stock units multiplied by a factor of 1.5, divided by the average number of shares of the Company’s common stock outstanding during the fiscal year);
  The impact of the equity awards to be granted during the fiscal year, when combined with the outstanding equity awards, on our overhang and stockholder dilution (“overhang” is defined as the number of shares of the Company’s common stock subject to stock options outstanding at the end of the fiscal year plus the number of shares of the Company’s common stock subject to unvested restricted stock unit awards outstanding at the end of the fiscal year plus the number of shares of the Company’s common stock remaining available for grants at the end of the fiscal year divided by the total number of shares of the Company’s common stock outstanding at the end of the fiscal year); and
  The impact of the stock pool on the remaining shares of stock available for grant.

     Allocation of Stock Pool

     Once the size of the overall stock pool for the fiscal year is established, the Committee approves the allocation of a portion of the stock pool to be used to grant equity awards to our executive officers as a group. The determination of the allocation of the pool for these equity awards is based on the Committee’s analysis and assessment of competitive market practices about equity awards, including the total equity fair value typically reserved for and actually granted to similar executive officers based on the Market Data.

     Form of Annual Equity Awards

     Historically, the Company granted equity awards primarily in the form of stock options because the Committee believes that stock options are an appropriate vehicle for providing our executive officers with the incentive to increase the Company’s share price, and are consistent with the Committee’s pay-for-performance philosophy. Subsequently, the Committee undertook an initiative to reduce the dilution, burn rate, overhang and financial accounting compensation expense resulting from the use of equity awards and began granting equity awards in the form of restricted stock units, rather than in the form of stock options, since restricted stock units require fewer shares of the Company’s common stock than stock options to provide comparable equity value. In keeping with that initiative, the Committee has continued to grant equity awards in recent years primarily in the form of restricted stock units. Additionally, unlike stock options, restricted stock units have some financial value regardless of stock price performance and therefore serve as a valuable vehicle for retention purposes. The ultimate value of both types of awards is directly related to the value of the Company’s common stock and both types of awards incent executive officers to achieve the Company's goals and targets. The Committee believes this strategy serves the dual function of retaining executive officers and, consistent with our pay-for-performance philosophy, rewarding them for performance, and that it also aligns the interests of our executive officers with those of its stockholders.

     In Fiscal 2012, the Committee maintained this philosophy and determined that the equity awards to be granted to our executive officers, other than a portion of the equity award granted to Mr. Gacek in connection with his appointment as President and CEO and the new hire equity award granted to Mr. Stinson, would be made in the form of restricted stock units. The Committee determined that in the case of Mr. Gacek and Mr. Stinson it was important given their positions in the Company to grant a significant portion of their equity awards in the form of stock options to provide a meaningful incentive to them to improve Company performance and increase the Company’s stock price.

     Size/Value of Annual Equity Awards

     In determining the size of the annual equity awards to be granted to our executive officers, the Committee does not establish specific target equity award levels for them. Instead, the Company develops annual equity award grant guidelines for the executive officers. The equity award grant guidelines are established based on the number of shares of the Company’s common stock available from the stock pool for equity awards to our executive officers. Using these guidelines, our CEO makes specific recommendations to the Committee regarding the size of the equity award to be granted to each of our executive officers (other than with respect to his own award). The recommendations of our CEO as to the size of the equity award for each individual executive officer may vary within the established guidelines based on the following factors:

  The grant date fair value of equity awards granted to executive officers in similar positions in technology companies of similar size (the “grant date fair value” is equal to the number of restricted stock unit awards multiplied by the market price of the Company’s common stock on the date of grant plus the Black-Scholes value of a Company stock option multiplied by the number of stock options granted);
  Individual performance of each executive officer for the prior fiscal year;
  Internal consistency and comparability in terms of the size of the equity awards among the executive officers; and
  The current outstanding equity awards held individually by each of the executive officers.

     Although our philosophy is to target the market median equity award value for our annual equity awards, based on the Market Data, when making equity awards to our executive officers, the value of the resulting equity awards may be above or below the market median award value depending upon the number of shares available for equity awards, the value of those awards at the time of grant and the individual performance of our executive officers.

     The Committee reviews the recommendations of our CEO, including the application of the aforementioned factors to each of our executive officers and ultimately approves the equity awards for the executive officers. The independent members of the Board of Directors apply the same factors in determining the size and form of the equity award for our CEO.

     Annual Equity Award Grant Stock Pool for Fiscal 2012

     For the Company’s Fiscal 2012 equity award program, the Committee approved a total stock pool of 8,500,000 shares of the Company’s common stock with 1,833,333 shares to be used for annual equity awards in the form of restricted stock units to our executive officers and our non-executive vice presidents. The Committee established the size of the overall pool of shares, and the portion of the overall pool to be allocated for annual equity awards to our executive officers and non-executive vice presidents, based on the following factors:

  Having a sufficient pool of shares to assist the Company in granting market-competitive equity awards;
  Having a sufficient pool to enable the Company provide equity awards sufficient in size to retain its key management talent;
  Having a sufficient pool to grant equity awards in the form of restricted stock units to continue its philosophy of aligning the interests of our executive officers with those of our stockholders; and
  Having a sufficient pool to grant equity awards to incent our executive officers to improve Company performance and increase the Company’s stock price.

     Fiscal 2012 Annual Equity Award Grants

     Using the established equity award guidelines, and the factors established for purposes of determining the size of individual equity awards, the Committee approved the following annual equity awards to the executive officers in Fiscal 2012:

Executive Officer	Title	Restricted Stock Units Granted	Stock Options Granted
Jon W. Gacek	President & CEO	300,000	1,300,000
Linda M. Breard	CFO	300,000	0
Robert S. Clark	SVP, Data Protection Group	170,000	0
Janae S. Lee	SVP, File System & Archive	170,000	0
Theodore A. Stinson	SVP, Worldwide Sales	425,000	125,000

     Mr. Gacek

     The independent members of the Board of Directors approved an equity award of 1,300,000 stock options and 300,000 restricted stock units to Mr. Gacek in connection with his appointment as President and CEO, effective as of the beginning of Fiscal 2012. In making this award, the independent members of the Board of Directors reviewed a study and analysis of equity awards granted to new CEOs in the technology industry prepared by Compensia. Based on this study and analysis prepared by Compensia, the independent members of the Board of Directors provided Mr. Gacek with an equity award consisting of 1,300,000 stock options and 300,000 restricted stock units. The independent members of the Board of Directors determined that the total grant date fair value of this equity award was approximately equal to the market median grant date fair value for equity awards granted to new CEOs who are appointed from within the company (based on the Company’s stock of $2.52 per share on the date of grant). The independent members of the Board of Directors determined that (i) the stock option grant will vest and become exercisable as to 25% of the shares on the first anniversary of the date of grant and the remaining 75% of the shares will vest in equal monthly installments over the remaining three years such that all shares will vest on the fourth anniversary of the date of grant and (ii) the restricted stock unit grant will vest annually in equal installments over three years with the first installment to vest on the first anniversary of the date of the grant. For both the stock options and the restricted stock units, vesting is subject to Mr. Gacek’s continued employment. The independent members of the Board of Directors chose these vesting schedules because (i) they are consistent with market practice for such equity awards, (ii) they are consistent with historical Company practice, (iii) they will facilitate the retention of Mr. Gacek as President and CEO, and (iv) they will provide Mr. Gacek with appropriate equity-based compensation over a reasonable period of time should the market price of the Company’s stock increase accordingly. Finally, the independent members of the Board of Directors determined that Mr. Gacek would not be eligible for another equity award until fiscal year 2014.

     Ms. Breard

     The Committee approved an equity award during Fiscal 2012 to Ms. Breard of 300,000 restricted stock units. In determining the size of the equity award to Ms. Breard, the Committee took into account her high level of individual performance following her promotion to CFO in fiscal year 2011 and the fact that she did not receive an equity award in connection with that promotion. The Committee determined that an equity award of 300,000 restricted stock units, which was above the market median for annual equity awards granted to CFOs, was nevertheless appropriate under these circumstances. The vesting schedule for the restricted stock units granted to Ms. Breard is the same three-year vesting schedule applicable to the restricted stock units granted to the Company’s other executive officers.

     Mr. Clark and Ms. Lee

     The Committee approved equity awards during Fiscal 2012 of 170,000 restricted stock units to each of Mr. Clark and Ms. Lee. For Mr. Clark and Ms. Lee, the equity awards were positioned within the equity award grant guidelines established by the Company for annual grants to executive officers and are based on level of position, individual performance and competitive market total grant date dollar values. With respect to Mr. Clark and Ms. Lee the Committee especially noted the high level of individual performance of each for fiscal year 2011 in establishing and implementing the strategies for the Company’s two product groups and determined that an equity award approximately equal to the market median grant date fair value based on the Market Data was appropriate. The vesting schedule for the restricted stock units granted to Mr. Clark and Ms. Lee is the same three-year vesting schedule applicable to the restricted stock units granted to the Company’s other executive officers.

     Mr. Stinson

     In connection with Mr. Stinson’s hiring as Senior Vice President, Worldwide Sales early in Fiscal 2012, the Committee approved an equity award of 125,000 stock options and 425,000 restricted stock units. The Committee determined that the mix and size of this equity award was appropriate considering (i) the market median grant date fair value, based on the Market Data, provided to similar new hires and (ii) Mr. Stinson’s substantial and extensive prior senior leadership sales experience. The vesting schedules for Mr. Stinson’s stock options and restricted stock units are the same as the vesting schedules applicable to Mr. Gacek’s stock options and restricted stock units.

     Timing & Pricing of Equity Awards

     We do not have an established schedule for the granting of equity awards. Instead, the Committee makes awards from time to time as necessary. The Committee has instituted a policy that all equity awards, including restricted stock units and stock options, will be approved either at a regularly scheduled Committee meeting, with the annual schedule of such meetings established prior to the beginning of the fiscal year, or by unanimous written consent on the first day of each month, or as close as reasonably possible to the first day of the month. The actual grant date for equity awards under this policy is the later to occur of the first day of the month or the day the last member of the Committee approves in writing the equity award grant.

     As required by the 1993 Stock Plan, the exercise price for all stock option grants is set at not less than the closing market price of our common stock on the date of grant or, if the date of grant falls on a weekend or holiday, the closing price on the immediately preceding business day.

     Perquisites and Other Benefits

     Perquisites - We offer Company-paid financial counseling and tax preparation services to our executive officers and non-executive vice presidents. Our executive officers are entitled to receive up to $6,000 in their initial year of participation, and an additional $3,500 per year thereafter to reimburse them for the cost of such services. The Committee considers this expense to be minimal and appropriate given the level of the executive officers’ responsibilities. Other than this perquisite and the non-qualified deferred compensation plan discussed below, we do not provide any other perquisites or personal benefits to our executive officers that are not available to all other full time employees.

     Employee Stock Purchase Plan - We offer all employees, including our executive officers, the ability to acquire shares of the Company’s common stock through a tax-qualified employee stock purchase plan. This plan allows employees to purchase shares of the Company’s common stock at a 15% discount relative to the market price. The Committee believes that the ESPP is a cost efficient method of encouraging employee stock ownership.

     Health and Welfare Benefits - We offer health, welfare, and other benefit programs to substantially all full-time employees. We share the cost of health and welfare benefits with our employees, the cost of which is dependent on the level of coverage an employee elects. The health and welfare benefits offered to our executive officers are identical to those offered to other full time employees.

     Qualified Retirement Benefits – All U.S.-based employees, including our executive officers, are eligible to participate in the Company’s tax-qualified 401(k) Savings Plan. Participants may defer cash compensation up to statutory IRS limits and may receive a discretionary matching Company contribution. The matching contribution for our executive officers is reported in a footnote to the Summary Compensation Table. Participants direct their own investments in the Company’s tax-qualified 401(k) Savings Plan, which does not include an opportunity to invest in shares of the Company’s common stock.

     Non-Qualified Deferred Compensation Plan - We maintain a non-qualified deferred compensation plan which allows select employees, including our executive officers, to contribute a portion of their base salary and annual bonus payouts to an irrevocable trust for the purpose of deferring federal and state income taxes. Participants direct the deemed investment of their deferred accounts among a pre-selected group of investment funds, which does not include shares of the Company’s common stock. The deemed investment accounts mirror the investment options available under the Company’s 401(k) Savings Plan. Participants’ deferred accounts are credited with interest based on their deemed investment selections. Participants may change their investment elections on a daily basis, the same as they may under the Company’s 401(k) Savings Plan. We do not make employer or matching contributions to the deferred accounts under the non-qualified deferred compensation plan. We offer the non-qualified deferred compensation plan as a competitive practice to enable us to attract and retain top talent. During Fiscal 2012, none of our executive officers participated in the non-qualified deferred compensation plan.

     Change of Control Severance Policy, Employment Agreements and Severance Agreements

     Change of Control Agreements

     We have entered into change of control agreements with our executive officers, whereby in the event of a “change of control” of the Company, which is defined to include, among other things, a merger or sale of all or substantially all of the assets of the Company or a reconstitution of the Board of Directors, and, within 12 months of the change of control, there is an “Involuntary Termination” of such executive officer’s employment, then the executive officer is entitled to specified payments and benefits. The agreements define an “Involuntary Termination” to include, among other things, any termination of employment of the executive officer by the Company without “cause” or a significant reduction of the executive officer’s duties without his or her express written consent.

     The purpose of the change of control agreements is to ensure that we will have the continued dedication of our executive officers by providing such individuals with compensation arrangements that are competitive with those of the executives of the companies in our Peer Group, to provide sufficient incentive to the individuals to remain employed with us, to enhance their financial security, as well as protect them against unwarranted termination in the event of a change of control of the Company. The Board of Directors believes that this policy serves the best interests of stockholders because it eliminates management’s self-interest considerations during a potential change of control at a cost that is both appropriate and reasonable.

     Effective April 1, 2011 (the first day of Fiscal 2012), we amended our change of control agreements.

     As amended, the benefits that would be provided to Mr. Gacek, as President and CEO, in the event of both a change of control of the Company and a qualifying termination of employment would be:

  a lump sum payment equal to 200% of his then established base compensation;
  a lump sum payment equal to 200% of his target annual bonus;
  payment of COBRA premiums for twelve (12) months; and
  vesting of any unvested equity-based compensation award then held by him.

     As amended, the benefits that would be provided to our other executive officers in the event of both a change of control of the Company and a qualifying termination of employment would be:

  a lump sum payment equal to 150% of the executive officer’s then established base compensation;
  a lump sum payment equal to 150% of the executive officer’s target annual bonus;
  payment of COBRA premiums for twelve (12) months; and
  vesting of any unvested equity-based compensation award then held by the executive officer.

     In all cases, these payments and benefits are subject to the executive officer’s execution of a release of claims in favor of the Company.

     Employment Offer Letter

     We do not have employment agreements with any of our executive officers, including Mr. Gacek, our President and CEO.

     We entered into an offer letter with Mr. Gacek, effective April 1, 2011, in connection with his appointment as President and CEO. This offer letter replaces the offer letter we entered into with Mr. Gacek at the time Mr. Gacek was originally hired by the Company in 2006. The April 1, 2011 offer letter was entered into in order to secure the services of Mr. Gacek and provides for an initial base salary of $585,000, a target annual bonus award opportunity under the Executive Officer Incentive Plan of 100% of base salary, and a grant of 1,300,000 stock options and 300,000 restricted stock units, with the exercise price of the stock options equal to the market price of the Company’s common stock on the date of grant. The stock options will vest and become exercisable as to 25% of the shares on the first anniversary of the date of grant and the remaining 75% of the shares will vest in equal monthly installments over the remaining three years such that all shares will vest on the fourth anniversary of the date of grant and the restricted stock units will vest annually in equal installments over three years with the first installment to vest on the first anniversary of the date of the grant. For both the stock options and the restricted stock units, vesting is subject to Mr. Gacek’s continued employment. The offer letter further provides that this equity award is intended to cover a two-year period and that Mr. Gacek will next be eligible for another equity award in fiscal year 2014. This offer letter also provides for the payment of a severance benefit of twelve months of base salary and benefits coverage for twelve months in the event of a qualifying termination of employment that is not associated with a change of control of the Company, subject to his execution of a separation agreement and general release.

     The purpose of this offer letter is to ensure that the Company will have the continued dedication of Mr. Gacek as President and CEO by providing sufficient incentive to him to remain with us and to enhance his financial security. The Board of Directors believes that this offer letter serves the best interests of stockholders because it enables us to secure the services of Mr. Gacek at a cost that is both appropriate and reasonable.

     Stock Ownership Guidelines

     We maintain stock ownership guidelines for our President and CEO and for our non-employee directors. For our President and CEO, these stock ownership guidelines require him to acquire and hold shares of the Company’s common stock with a value at least equal to three times his annual base salary. For our non-employee directors, these stock ownership guidelines require them to acquire and hold shares of the Company’s common stock with a value at least equal to three times the directors’ annual retainer. The measurement date for compliance with the stock ownership guidelines is the last day of each fiscal year. The stock ownership guidelines are required to be met by the later of five years from (i) the date the guidelines were adopted or (ii) the date an individual first becomes subject to the guidelines. As of the last day of Fiscal 2012, Mr. Gacek, who was appointed our President and CEO on the first day of Fiscal 2012, and Mr. Roberson and Mr. Krall, who were first appointed to the Board of Directors during Fiscal 2012, had not yet met the applicable stock ownership guidelines. Each of the remaining non-employee directors had met the required stock ownership guidelines as of the last day of Fiscal 2012. While the Committee encourages executive share ownership for our other executive officers, we do not currently require those executive officers to own shares of our stock with a minimum stated value.

     Tax and Accounting Considerations

     Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code (“Section 162(m)”) imposes limitations on the deductibility for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers in a taxable year. Generally, remuneration in excess of $1 million may only be deducted if it is “performance-based compensation” within the meaning of the Internal Revenue Code.

     The Executive Officer Incentive Plan allows the Committee to pay compensation that qualifies as performance-based compensation under Section 162(m). While we currently seek to preserve deductibility of compensation paid to our executive officers under Section 162(m), flexibility to provide compensation arrangements necessary to recruit and retain outstanding executives is maintained. In particular, full preservation of tax deductibility may not be possible if non-performance-based restricted stock units continue to play a significant role in our executive compensation program since such restricted stock units are not deemed to be performance-based under Section 162(m). With respect to our executive officers, no portion of their compensation in Fiscal 2012 was determined to be non-deductible under Section 162(m).

     Section 409A of the Internal Revenue Code

     Section 409A of the Internal Revenue Code (“Section 409A”) imposes additional significant taxes in the event that an executive officer, director or other service provider receives deferred compensation that does not meet the requirements of Section 409A. Section 409A applies to traditional nonqualified deferred compensation plans, certain severance arrangements, and certain equity awards. As described above, we maintain a non-qualified deferred compensation plan, have entered into severance and change of control agreements with our executive officers and grant equity awards. However, to assist in the avoidance of additional tax under Section 409A, we structure our equity awards in a manner intended to comply with or be exempt from the applicable requirements of Section 409A. With respect to our non-qualified deferred compensation plan and the severance and change of control agreements, we have determined that the plan and such agreements are in compliance with or are exempt from Section 409A.

     Accounting Considerations

     We follow the applicable accounting rules for our equity-based compensation. The applicable accounting rules require companies to calculate the grant date fair value of equity-based awards. This calculation is performed for accounting purposes and reported in the compensation tables, even though the equity award recipients may never realize any value from their awards. The applicable accounting rules also require companies to recognize the compensation cost of their equity-based awards in their income statements over the period that a recipient is required to render service in exchange for the equity award.

REPORT OF THE LEADERSHIP AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS1

     We, the Leadership and Compensation Committee of the Board of Directors, have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) within this Proxy Statement with the management of the Company. Based on such review and discussion, we have recommended to the Board of Directors that the CD&A be included as part of this Proxy Statement.

     Submitted by the Leadership and Compensation Committee of the Board of Directors:

MEMBERS OF THE LEADERSHIP AND
COMPENSATION COMMITTEE

Elizabeth A. Fetter, Chair
David A. Krall
Joseph A. Marengi
____________________

(1)	This report of the Leadership and Compensation Committee of the Board of Directors shall not be deemed “soliciting material,” nor is it to be deemed filed with the SEC, nor incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

RISKS RELATED TO COMPENSATION POLICIES AND PRACTICES

     Annually, we conduct a risk assessment of our compensation policies and practices for our employees, including those relating to our executive compensation program, and discuss the findings of this risk assessment with the Committee. The Committee directed Compensia to conduct this assessment for us. Our risk assessment includes a detailed analysis of our compensation programs in which employees at all levels of the organization may participate, including our executive officers. We believe that our compensation programs have been appropriately designed to attract and retain talent and properly incent our employees. Generally, our programs are designed to pay for performance and, thus, provide incentive-based compensation that encourages appropriate risk-taking. These programs contain various mitigating features, however, to ensure our employees, including our executive officers, are not encouraged to take excessive or unnecessary risks in managing our business. These features include:

  Oversight of the compensation programs by the Committee;
  Discretion provided to the Committee to set targets, monitor performance and determine final payouts;
  Additional oversight of the compensation programs by a broad-based group of functions within the Company, including Human Resources, Finance and Legal and at multiple levels within the Company;
  A balanced mix of compensation programs that focus our employees on achieving both short- and long-term objectives and that provide a balanced mix of cash and equity compensation;
  Caps on the maximum funding under certain programs, including the Executive Officer Incentive Plan and the Quantum Incentive Plan;
  An insider trading policy which prohibits buying Company shares on margin or using or pledging owned shares as collateral for loans;
  Incentives focused on the use of a reportable and broad-based internal financial metric (non-GAAP operating income);
  Pay positioning targeted at the market median based on a reasonable competitive peer group and published surveys; and
  Multi-year service-based vesting requirements with respect to equity awards.

     Based on the assessment conducted for Fiscal 2012, we believe that our compensation programs are not likely to create excessive risks that might adversely affect the Company.

EXECUTIVE COMPENSATION

     The following table lists the compensation for our named executive officers for Fiscal 2012.

Summary Compensation Table

Name and Title	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
Jon W. Gacek	2012	$582,462	$0	$756,000	$2,450,370	$0	$0	$8,864	$3,797,696
President and	2011	$413,025	$60,000	$465,000	$0	$0	$0	$7,500	$945,525
Chief Executive	2010	$386,639	$80,000	$197,300	$354,550	$0	$0	$7,488	$1,025,977
Officer

Linda M. Breard	2012	$325,000	$0	$1,011,000	$0	$0	$0	$7,246	$1,343,246
Chief Financial	2011	$272,934	$15,000	$186,000	$0	$0	$0	$6,822	$480,756
Officer

Robert S. Clark	2012	$316,153	$0	$572,900	$0	$0	$0	$8,279	$897,332
Senior Vice
President, Data
Protection Group

Janae S. Lee	2012	$324,605	$0	$572,900	$0	$0	$0	$5,527	$903,032
Senior Vice
President, File
System &
Archive

Theodore A.	2012	$315,385	$0	$1,253,750	$275,813	$217,526	$0	$0	$2,062,474
Stinson
Senior Vice
President,
Worldwide Sales
____________________

(1)	The amounts reported in the Salary column for Fiscal 2012 represent the dollar value of the cash base salaries earned in Fiscal 2012.
(2)	No bonuses were paid to our named executive officers with respect to Fiscal 2012.
(3)	The amounts reported as the value of the equity awards was computed in accordance with ASC 718. The assumptions used in the calculation of the value are disclosed under “Stock Incentive Plans and Share-Based Compensation” in the Company’s Annual Report on Form 10-K filed with the SEC on or about June 14, 2012. The actual amount realized by the named executive officer with respect to their option awards, if any, will depend on the difference between the market price of the Company’s common stock on the date the option is exercised and the exercise price.
(4)	No cash bonuses were paid under the Company’s Executive Officer Incentive Plan to our named executive officers with respect to Fiscal 2012. Mr. Stinson received total cash commission payments of $217,526 under the Sales Compensation Plan in Fiscal 2012.
(5)	There is no Change in Pension Value and no Non-Qualified Deferred Compensation Earnings reportable as the Company does not maintain a defined benefit or actuarial pension plan nor were there any above market or preferential earnings on compensation that was deferred.
(6)	The amounts listed in All Other Compensation column of the Summary Compensation Table for Fiscal 2012 consist of the following:

Name	401(k) Matching Contributions	Severance Payments	Financial Planning(a)	Other Comp(b)
Jon W. Gacek	$8,864	$0	$0	$0
Linda M. Breard	$7,046	$0	$0	$200
Robert S. Clark	$8,279	$0	$0	$0
Janae S. Lee	$5,527	$0	$0	$0
Theodore A. Stinson	$0	$0	$0	$0
____________________

(a)	Payments include reimbursement for financial counseling and tax preparation services.
(b)	Payment includes reimbursement for fitness center membership.

Grants of Plan-Based Awards

     The following table presents information on plan-based awards granted to our named executive officers during Fiscal 2012.

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise
									Number of	Number of	or Base	Grant Date
		Estimated Future Payouts Under				Estimated Future Payouts Under			Shares of	Securities	Price of	Fair Value
		Non-Equity Incentive Plan Awards(1)				Equity Incentive Plan Awards(2)			Stock or	Underlying	Option	of Stock
	Grant	Threshold	Target		Maximum	Threshold	Target	Maximum	Units	Options	Awards	and Option
Name	Date	($)	($)		($)(9)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards(3)
Jon W. Gacek	4/1/11	—	—		—	—	—	—	300,000 (5)		$2.52	$756,000
	4/1/11	—	—		—	—	—	—	—	1,300,000 (7)	$2.52	$2,450,750
		—	$585,000		—	—	—	—	—	—	—	—
Linda M. Breard	7/1/11	—	—		—	—	—	—	300,000 (4)	—	$3.37	$1,011,000
		—	$162,500		—	—	—	—	—	—	—	—
Robert S. Clark	7/1/11	—	—		—	—	—	—	170,000 (4)	—	$3.37	$572,900
		—	$162,500		—	—	—	—
Janae S. Lee	7/1/11	—	—		—	—	—	—	170,000 (4)	—	$3.37	$572,900
		—	$164,995		—	—	—	—	—	—	—	—
Theodore A. Stinson	6/13/11	—	—		—	—	—	—	425,000 (6)	—	$2.95	$1,253,750
	6/13/11	—	—		—	—	—	—		125,000 (8)	$2.95	$275,813
		—	$400,000	(10)	—	—	—	—	—	—	—	—

(1)

The amounts reported reflect the target payments under the Company’s Executive Officer Incentive Plan. In June of each year, the Leadership and Compensation Committee (and in the case of the CEO, the independent members of the Board of Directors) annually review and approve the named executive officers’ bonus targets. No cash bonuses were paid under the Company’s Executive Annual Incentive Plan to the named executive officers for Fiscal 2012.

(2)	In Fiscal 2012, there were no equity incentive plan awards made to any of the named executive officers.
(3)

The amounts reported were computed in accordance with ASC 718. The assumptions used in the calculation of the value are disclosed under “Stock Incentive Plans and Share-Based Compensation” in the Company’s Annual Report on Form 10-K filed with the SEC on or about June 14, 2012. The actual amount realized by the named executive officer with respect to their option awards, if any, will depend on the difference between the market price of the Company’s common stock on the date the option is exercised and the exercise price.

(5)	Restricted stock units will vest (based on continued employment) annually over three years beginning July 1, 2011.
(6)	Restricted stock units will vest (based on continued employment) annually over three years beginning April 1, 2011.
(7)	Restricted stock units will vest (based on continued employment) annually over three years beginning June 13, 2011.
(8)

Stock options will vest (based on continued employment) as follows: 25% vested on April 1, 2012 and the remaining 75% will vest monthly in equal installments over a period of three years starting April 1, 2012. The options remain exercisable for seven years from the date of grant, unless terminated earlier in accordance with their respective terms. In the event of termination of employment, the exercise period is one year if termination of employment is due to retirement, death, or disability and ninety days for any other termination of service.

(9)

Stock options will vest (based on continued employment) as follows: 25% vested on June 13, 2012 and the remaining 75% will vest monthly in equal installments over a period of three years starting June 13, 2012. The options remain exercisable for seven years from the date of grant, unless terminated earlier in accordance with their respective terms. In the event of termination of employment, the exercise period is one year if termination of employment is due to death or disability and ninety days for any other termination of service.

(10)

There is no specific maximum amount under the Company’s Executive Annual Incentive Plan for any of the named executive officers. However, the plan provides that no participant’s actual award under the plan may, for any period of three consecutive fiscal years, exceed $15 million.

(11)	Amount reflects sales commission payments made pursuant to the Fiscal Year 2012 Sales Compensation Plan.

Outstanding Equity Awards at Fiscal Year End 2012

     The following table provides information with respect to outstanding stock options and restricted stock unit awards held by our named executive officers as of March 31, 2012.

	Option Awards							Stock Awards
											Equity
											Incentive
											Plan	Equity
											Awards:	Incentive
					Equity						Number	Plan Awards:
					Incentive						of	Market
					Plan						Unearned	Value or
					Awards:						Shares,	Payout Value
	Number of		Number of		Number of					Market	Units, or	of Unearned
	Securities		Securities		Securities			Number of		Value of	Other	Shares,
	Underlying		Underlying		Underlying			Shares or		Shares or	Rights	Units, or
	Unexercised		Unexercised		Unexercised			Units of		Units of	That	Other Rights
	Options		Options		Unearned	Option	Option	Stock That		Stock That	Have Not	That Have
	(#)		(#)		Options	Exercise	Expiration	Have Not		Have Not	Vested	Not Vested
Name	Exercisable		Unexercisable		(#)	Price ($)	Date	Vested (#)		Vested ($)	(#)	($)
Jon W. Gacek	0	(1)	1,300,000	(1)		$2.52	4/1/18	166,666	(7)	$436,665

	375,000	(2)	125,000	(2)		$0.98	7/1/16	300,000	(8)	$786,000
	225,000	(3)				$3.17	6/30/14
	1,000,000	(4)				$2.15	8/22/13
	179,268	(5)				$1.71	8/13/13
	119,512	(6)				$1.52	8/13/14
Linda M. Breard	125,000	(2)	62,500	(2)		$0.98	7/1/16	66,666	(7)	$174,665
								300,000	(9)	$786,000
Robert S. Clark	47,916	(10)	52,084	(10)		$2.59	4/1/17	16,666	(12)	$43,665
	25,000	(2)	12,500	(2)		$0.98	7/1/16	40,000	(7)	$104,800
	8,334	(11)	6,250	(11)		$0.77	4/1/16	170,000	(9)	$445,400
Janae S. Lee	187,500	(2)	62,500	(2)		$0.98	7/1/16	56,666	(7)	$148,465
	200,000	(13)	0	(13)		$4.00	10/31/14	170,000	(9)	$445,400
Theodore A. Stinson	0	(14)	125,000	(14)		$2.95	6/13/18	425,000	(15)	$1,113,500
____________________

(1)	Granted 4/1/11; 25% vested on 4/1/12 with 75% vesting monthly in equal installments over three years beginning 4/1/12.
(2)	Granted 7/1/09; 25% vested on 7/1/10, 50% vested on 7/1/11, and 25% to vest on 7/1/12.
(3)	Granted 6/30/07; vest annually in equal installments over three years beginning 7/1/07.
(4)	Granted 8/22/06; 33% vested on 8/22/07 and 67% vested monthly in equal installments over two years beginning 08/22/07.
(5)	Granted 8/22/06; 75% vested on 8/22/06 and 25% vested on 8/25/06.
(6)	Granted 8/22/06; 50% vested on 8/22/06 and 50% vested on 8/25/06.
(7)	Granted 7/1/10; vesting annually in equal installments over three years beginning 7/1/10.
(8)	Granted 4/1/11; vesting annually in equal installments over three years beginning 4/1/11.
(9)	Granted 7/1/11; vesting annually in equal installments over three years beginning 7/1/11.
(10)	Granted 4/1/10; 25% vested on 4/1/11 with 75% vesting monthly in equal installments over three years beginning 4/1/11.
(11)	Granted 4/1/09; 25% vested on 3/1/10 with 75% vesting monthly in equal installments over three years beginning 4/1/10.
(12)	Granted 4/1/10; vesting annually in equal installments over three years beginning 4/1/10.
(13)	Granted 10/31/07; 25% vested on 11/1/08 with 75% vesting monthly in equal installments over three years beginning 11/1/08.
(14)	Granted 6/13/11; 25% will vest on 6/13/12 with 75% vesting monthly in equal installments over three years beginning 6/13/12.
(15)	Granted 6/13/11; vesting annually in equal installments over three years beginning 6/13/11.

Note: The table above uses a price of $2.62 per share, the market price of the Company’s common stock as of March 31, 2012 to calculate the market value of shares or units that have not vested.

Option Exercises and Stock Vested in Fiscal 2012

     The following table provides information on stock option exercises and restricted stock and restricted stock unit vesting for our named executive officers during Fiscal 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Jon W. Gacek	—	—	108,334	$356,586
Linda M. Breard	—	—	45,834	$150,210
Robert S. Clark	—	—	37,584	$117,024
Janae S. Lee	—	—	40,834	$133,361
Theodore A. Stinson	—	—	—	—
_______________

(1)	The amount reported is calculated as the difference between the market price of the underlying shares of the Company’s common stock at the date of exercise and the exercise or base price of the options.
(2)	The amount reported is calculated by multiplying the number of shares that vested by the market price of the underlying shares of the Company’s common stock on the vesting date.

Nonqualified Deferred Compensation

     The Company’s Nonqualified Deferred Compensation Plan is discussed under the section entitled “Compensation Discussion and Analysis — Perquisites and Other Benefits - Non-Qualified Deferred Compensation Plan.” In Fiscal 2012, no named executive officers elected to defer compensation under this Plan and no named executive officer maintains a balance in this Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

     The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above and under the agreements as they existed on the last day of Fiscal 2012 for our named executive officers. Payments and benefits are estimated assuming that the triggering event took place on the last business day of Fiscal 2012 (March 30, 2012), outstanding equity awards were not assumed or substituted for in connection with a change of control of the Company, and the price per share of the Company’s common stock is the closing price on the NYSE as of that date ($2.62). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits differs with respect to such triggering event. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be substantially different.

		Potential Payments Upon:
Name	Type of Benefit	Involuntary Termination within 12 Months After a Change of Control	Involuntary Termination Not Associated with a Change of Control
Jon W. Gacek	Cash Severance Payments	$2,340,000	$585,000
	Vesting Acceleration(1)	$1,557,665	$0
	Continued Coverage of Employee Benefits(2)	$24,513	$24,513
	Total Termination Benefits:	$3,922,178	$609,513

Linda M. Breard	Cash Severance Payments	$731,250	$0
	Vesting Acceleration(1)	$1,063,165	$0
	Continued Coverage of Employee Benefits(2)	$13,906	$0
	Total Termination Benefits:	$1,808,321	$0

Robert S. Clark	Cash Severance Payments	$731,250	$0
	Vesting Acceleration(1)	$627,490	$0
	Continued Coverage of Employee Benefits(2)	$8,222	$0
	Total Termination Benefits:	$1,366,962	$0

Janae S. Lee	Cash Severance Payments	$742,477	$0
	Vesting Acceleration(1)	$696,365	$0
	Continued Coverage of Employee Benefits(2)	$24,720	$0
	Total Termination Benefits:	$1,463,562	$0

Theodore A. Stinson	Cash Severance Payments	$1,200,000	$0
	Vesting Acceleration(1)	$1,113,500	$0
	Continued Coverage of Employee Benefits(2)	$24,662	$0
	Total Termination Benefits:	$2,338,162	$0
____________________

(1)	Reflects the aggregate market value of outstanding and unvested stock option grants and restricted stock unit awards. For unvested stock options, the aggregate market value is computed by multiplying (i) the difference between $2.62 and the exercise price of the option, by (ii) the number of shares of the Company’s common stock underlying the unvested stock options at March 31, 2012. For unvested restricted stock unit awards, the aggregate market value is computed by multiplying (i) $2.62, by (ii) the number of unvested restricted stock unit awards outstanding at March 31, 2012. In the event of vesting acceleration or other modifications of share-based awards, we account for such modifications in accordance with ASC 718.
(2)	Assumes continued coverage of employee benefits at the Fiscal 2012 COBRA premium rate for health, dental, and vision coverage.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

     The Audit Committee was established primarily to: i) provide oversight of Quantum’s accounting and financial reporting processes and the audit of Quantum’s financial statements; and ii) assist the Board of Directors in the oversight of: (a) the integrity of Quantum’s financial statements; (b) Quantum’s compliance with legal and regulatory requirements; (c) the independent registered public accounting firm’s performance, qualifications and independence; and (d) the performance of Quantum’s internal audit function.

     The Audit Committee, after appropriate review and discussion, determined that it had fulfilled its responsibilities under its charter this year. The Audit Committee has reviewed and discussed the Consolidated Financial Statements for Fiscal 2012 with management and the Company’s independent registered public accounting firm; and management represented to the Audit Committee that Quantum’s Consolidated Financial Statements were prepared in accordance with generally accepted accounting principles. This review included a discussion with management of the quality, not merely the acceptability, of Quantum’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in Quantum’s Consolidated Financial Statements. The Audit Committee discussed with the Company’s independent registered public accounting firm matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit

Committee received from the independent registered public accounting firm the written disclosures and the letter from the auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with the independent registered public accounting firm the independent accountant’s independence. In reliance on these views and discussions, and the report of the Company’s independent registered public accounting firm, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited Consolidated Financial Statements in Quantum’s Annual Report on Form 10-K for the year ended March 31, 2012 for filing with the SEC.

     Submitted by the Audit Committee of the Board of Directors:

MEMBERS OF THE AUDIT COMMITTEE

David E. Roberson, Chair
Paul R. Auvil
Thomas S. Buchsbaum
____________________

(1)	This report of the Audit Committee of the Board of Directors shall not be deemed “soliciting material,” nor is it to be deemed filed with the SEC, nor incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

AUDIT AND AUDIT-RELATED FEES

     The following table shows the fees billed for various professional services by PricewaterhouseCoopers LLP for Fiscal 2012 and for fiscal year 2011:

Amounts in thousands

	2012 Total	2011 Total
Audit Fees (1)	$1,241	$1,232
Audit-related Fees	2	107
Tax Fees (2)	189	148
All Other Fees	—	—
Total	$1,432	$1,487
____________________

(1)	Audit fees include the audit of Quantum’s annual financial statements, review of financial statements included in Quantum’s Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with foreign statutory and regulatory filings or engagements for those fiscal years and include services in connection with assisting the Company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations. Audit fees also include advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, including the application of proposed accounting rules, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” containing observations and discussions on internal control matters.
(2)	This category consists of professional services rendered by PricewaterhouseCoopers LLP for tax compliance and tax consulting. The tax compliance services principally include preparation and/or review of various tax returns, assistance with tax return supporting documentation and tax return audit assistance. The tax consulting services principally include advice regarding mergers and acquisitions, international tax structure and other strategic tax planning opportunities. All such services were approved by the Audit Committee.

     In accordance with Audit Committee policy and the requirements of law, all services to be provided by the Company’s independent registered public accounting firm are pre-approved by the Audit Committee. This is to avoid potential conflicts of interest that could arise if the Company received specified non-audit services from its auditing firm. Annually, the Audit Committee pre-approves appropriate audit, audit-related and tax services which are listed on a general approval schedule that the Company’s independent registered public accounting firm may perform for the Company. Where such services are expected to require more than ten hours of such firm’s billable senior partner or the equivalent time, the Company must notify the Audit Committee of the auditing firm’s performance of such services. For all services to be performed by the Company’s independent registered public accounting firm that are not specified in the general pre-approval schedule, the Company must obtain specific engagement approval from the Audit Committee for such services in advance. The Audit Committee receives all notifications and requests relating to the independent registered public accounting firm’s performance of services for the Company. The Audit Committee will review and make changes to the services listed under the general approval schedule on an annual basis and otherwise from time to time as necessary.

     In Fiscal 2012, the Company’s independent registered public accounting firm attended all meetings of the Audit Committee. The Audit Committee believes that the provision of services by the Company’s independent registered public accounting firm described above is compatible with maintaining such firm’s independence from the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of June 2, 2012 certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each of the Company’s directors, (iii) each of the named executive officers and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the business address for the beneficial owners listed below is 1650 Technology Drive, Suite 800, San Jose, CA 95110.

Name	Number of Shares Beneficially Owned(1)		Approximate Percentage of Class(2)
Capital Research Global Investors	18,279,499	(3)	7.72%
333 South Hope Street, 55th floor
Los Angeles, CA 90071
FMR LLC	19,702,752	(4)	8.32%
82 Devonshire St.
Boston, MA 02109
Porter Orlin, LLC	19,675,198	(5)	8.31%
666 Fifth Avenue, 34th floor
New York, NY 10103
Private Capital Management, L.P.	19,405,928	(6)	8.20%
8889 Pelican Bay Blvd., Suite 500
Naples, FL 34108
Soros Fund Management LLC	30,230,223	(7)	12.77%
888 Seventh Avenue, 33rd floor
New York, NY 10106
Wellington Management Company, LLP	15,569,123	(8)	6.58%
280 Congress Street
Boston, MA 02210
Paul R. Auvil III	322,500	(9)	*
Richard E. Belluzzo	6,009,101	(10)	2.54%
Linda M. Breard	438,604	(11)	*
Michael A. Brown	381,368	(12)	*
Thomas S. Buchsbaum	345,060	(13)	*
Robert S. Clark	227,993	(14)	*
Elizabeth A. Fetter	245,392	(15)	*
Jon W. Gacek	3,162,776	(16)	1.34%
David A. Krall	—	(17)	*
Janae S. Lee	605,177	(18)	*
Joseph A. Marengi	288,854	(19)	*
David E. Roberson	20,627	(20)	*
Theodore A. Stinson	235,521	(21)	*
All directors and executive officers as a group (15 persons)	14,623,972	(22)	6.18%
____________________

(*)	Less than 1%.
(1)	Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to the Company’s knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.
(2)	Applicable percentage ownership is based on 236,692,971 shares of Common Stock outstanding as of June 2, 2012. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days after June 2, 2012, are considered beneficially owned by the holder, but such shares are not deemed outstanding for the purposes of computing the percentage ownership of any other person.
(3)	Information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2012 by Capital Research Global Investors (“Capital Research”). The reported shares include 1,615,602 shares resulting from the assumed conversion of $7.0 million of the principal amount of Quantum Corporation’s 3.50% Convertible Senior Note due on November 15, 2015. Capital Research holds more than five percent of the outstanding common stock of Quantum as of December 31, 2010 on behalf of SMALLCAP World Fund, Inc. Capital Research has sole dispositive power with respect to 18,279,499 shares, but sole voting power only with respect to 16,663,897 shares.

(4)	Information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2012 by FMR LLC (“FMR”) on its own behalf and on behalf of certain of its subsidiaries. FMR and its chairman Edward C. Johnson 3d each has sole dispositive power over 19,702,752 shares and sole power to vote or to direct the voting of none of the shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR, is the beneficial owner of 19,699,152 shares of Quantum’s common stock. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 3,600 shares of Quantum’s common stock.
(5)	Information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2012 by Porter Orlin, LLC (“Porter Orlin”), certain Porter Orlin funds, CF Advisors, LLC, A. Alex Porter, Paul E. Orlin and certain third party funds. Porter Orlin, A. Alex Porter and Paul E. Orlin each has shared voting and dispositive power with respect to 19,675,198 shares. Amici Associates L.P. has shared voting and dispositive power with respect to 2,849,000 shares. Amici Fund International, Ltd. has shared voting and dispositive power with respect to 9,066,536 shares. Amici Qualified Associates, L.P. has shared voting and dispositive power with respect to 4,965,364 shares. CF Advisors, LLC has shared voting and dispositive power with respect to 9,808,662 shares. The Collectors’ Fund L.P. has shared voting and dispositive power with respect to 1,819,298 shares. Lightpath Capital L.P. has shared voting and dispositive power with respect to 175,000 shares. Third Party Fund A and Third Party Fund B each has shared voting and dispositive power with respect to 400,000 shares.
(6)	Information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2012 by Private Capital Management, L.P., a Delaware limited partnership (“PCM”). PCM has sole voting and dispositive power with respect to 1,478,540 shares and shared voting and dispositive power with respect to 17,927,388 shares. PCM exercises shared voting authority with respect to shares held by those PCM clients that have delegated proxy voting authority to PCM. Such delegation may be granted or revoked at any time at the client’s discretion. PCM disclaims beneficial ownership of shares over which it has dispositive power and disclaims the existence of a group.
(7)	Information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on May 29, 2012 by Soros Fund Management LLC (“SFM LLC”), George Soros and Robert Soros. SFM LLC, George Soros and Robert Soros may be deemed to be the beneficial owner of these shares issuable upon the conversion of Quantum Corporation’s 3.50% Convertible Senior Note due on November 15, 2015. SFM LLC has sole voting and dispositive power with respect to 30,230,223 shares. George and Robert Soros have shared voting and dispositive power with respect to 30,230,223 shares.
(8)	Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2012 by Wellington Management Company, LLP (“Wellington”), in its capacity as investment adviser. Wellington has shared dispositive power with respect to 15,569,123 shares, but shared voting power only with respect to 12,927,107 shares.
(9)	Represents 173,500 shares of Common Stock and 149,000 shares subject to Common Stock options exercisable at June 2, 2012, or within sixty (60) days thereafter.
(10)	Represents 472,673 shares of Common Stock, 196,428 restricted stock units that will vest on July 1, 2012 and 5,340,000 shares subject to Common Stock options exercisable at June 2, 2012, or within sixty (60) days thereafter. The Belluzzo Family Trust beneficially owns 100,000 shares.
(11)	Represents 117,771 shares of Common Stock, 133,333 restricted stock units that will vest on July 1, 2012 and 187,500 shares subject to Common Stock options exercisable at June 2, 2012, or within sixty (60) days thereafter.
(12)	Represents 194,368 shares of Common Stock and 187,000 shares subject to Common Stock options exercisable at June 2, 2012, or within sixty (60) days thereafter.
(13)	Represents 138,893 shares of Common Stock and 206,167 shares subject to Common Stock options exercisable at June 2, 2012, or within sixty (60) days thereafter.
(14)	Represents 44,555 shares of Common Stock, 76,667 restricted stock units that will vest on July 1, 2012 and 106,771 shares subject to Common Stock options exercisable at June 2, 2012 or within sixty (60) days thereafter.
(15)	Represents 125,892 shares of Common Stock, and 119,500 shares subject to Common Stock options exercisable at June 2, 2012 or within sixty (60) days thereafter.
(16)	Represents 622,330 shares of Common Stock, 83,333 restricted stock units that will vest on July 2, 2012 and 2,457,113 shares subject to Common Stock options exercisable at June 2, 2012 or within sixty (60) days thereafter.
(17)	David A. Krall was appointed to Quantum’s board of directors effective August 17, 2011. None of his restricted stock units are vested at June 2, 2012, or within sixty (60) days thereafter.
(18)	Represents 70,177 shares of Common Stock, 85,000 restricted stock units that will vest on July 2, 2012 and 450,000 shares subject to Common Stock options exercisable at June 2, 2012, or within sixty (60) days thereafter.
(19)	Represents 128,854 shares of Common Stock and 160,000 shares subject to Common Stock options exercisable at June 2, 2012, or within sixty (60) days thereafter.
(20)	Represents 20,627 of Common Stock.
(21)	Represents 60,000 shares of Common Stock, 141,667 restricted stock units that will become vested on June 13, 2012 and 33,854 shares subject to Common Stock options exercisable at June 2, 2012, or within sixty (60) days thereafter.
(22)	Represents 2,485,608 shares of Common Stock; 856,429 restricted stock units that will vest at June 2, 2012 or within sixty (60) days thereafter and 11,281,935 shares subject to Common Stock options vested or exercisable at June 2, 2012, or within sixty (60) days thereafter.

TRANSACTIONS WITH RELATED PERSONS

     The Company has entered into indemnification agreements with its executive officers, directors and certain significant employees containing provisions that are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of the State of Delaware. These agreements provide, among other things, for indemnification of the executive officers, directors and certain significant employees in proceedings brought by third parties and in stockholder derivative suits. Each agreement also provides for advancement of expenses to the indemnified party.

     The Company has entered into change of control agreements with William C. Britts, Senior Vice President, Operations and Global Services and Shawn D. Hall, Senior Vice President, General Counsel and Secretary. The material terms of Messrs. Britt’s and Hall’s change of control agreements are the same as for the Company’s named executive officers and are described above in the section entitled “Compensation Discussion and Analysis - Change of Control Severance Policy, Employment Agreements and Severance Agreements.”

     The Company has entered into agreements with its Nonemployee Directors whereby in the event that there is a “change of control” of the Company (which is defined in the agreements to include, among other things, a merger or sale of all or substantially all of the assets of the Company or a reconstitution of the Company’s Board) and, on or within 12 months of the change of control, the Nonemployee Director’s performance of services as a Board member terminates other than as a result of death or Disability (as defined in the Agreement), then, to the extent that any portion of any equity-based compensation awards held by such Director is not vested at the time of termination, all such unvested awards will automatically vest.

Procedures for Reviewing and Approving Related Party Transactions

     In accordance with the charter for the Audit Committee and with the Company’s restated and amended related party transaction policy, which was approved by the Board on August 18, 2010, our Audit Committee reviews and approves any proposed related party transactions. Any related party transaction will be disclosed in the applicable SEC filing as required by the rules of the SEC. For purposes of these procedures, “related party” and “related party transaction” have the meanings set forth in the Company’s related party transaction policy.

     In addition, the Company’s Code of Business Conduct and Ethics (the “Code”) requires that the Company’s employees, officers and directors avoid conducting Company business with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role unless disclosed to the Company’s General Counsel and approved in advance by the Company’s General Counsel or the Audit Committee, as applicable.

COMMUNICATING WITH THE COMPANY

     We have from time-to-time received calls from stockholders inquiring about the available means of communication with the Company. If you would like to receive information about the Company, without charge, you may use one of these convenient methods:

  To view the Company’s website on the Internet, use the Company’s Internet address located at www.quantum.com. The Company’s website includes product, corporate and financial data, job listings, recent earnings releases, a delayed stock price quote, and electronic files of this Proxy Statement and the Company’s Form 10-Ks, Form 10-Qs, and Annual Reports to Stockholders. Internet access has the advantage of providing you with recent information about the Company throughout the year. The Company’s Code of Business Conduct and Ethics and the Company’s Corporate Governance Principles can also be found on the Company’s website at http://www.quantum.com, by clicking “About Us” from the home page and selecting “Corporate Governance.” Requests to receive by mail a free copy of printed financials and of the Company’s Code of Business Conduct and Ethics and its Corporate Governance Principles can also be submitted by contacting the Company’s Investor Relation Department at the address stated below or on-line by visiting the Company’s website at http://www.quantum.com, where the request form may be found by clicking “About Us” from the home page, selecting “Contact Investor Relations” and then clicking on “Information Request Form.”

  To reach our Investor Relations Department, please call or send correspondence to:

  Quantum Corporation
  Attention: Investor Relations Department
  3600 136th Place SE, Suite 300, Bellevue, WA 98006

  Tel: 408-944-4450
  Fax: 425-201-1450
  Email: IR@quantum.com

OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. Any proposal that a stockholder intends to submit for consideration at the Annual Meeting must be received by the Secretary of the Company within the timeframes specified in the Company’s Bylaws and must include the information specified in the Bylaws. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors,

San Jose, California	Shawn D. Hall
June 28, 2012	Senior Vice President, General Counsel and Secretary

EXHIBIT A

QUANTUM CORPORATION

2012 LONG-TERM INCENTIVE PLAN

(August 15, 2012 Amendment and Restatement)

     1. Background and Purposes of the Plan. This amended and restated Plan is effective as of August 15, 2012, subject to approval by an affirmative vote of the holders of a majority of Shares that are present in person or by proxy and entitled to vote at the 2012 Annual Meeting of Stockholders of the Company. The Plan was formerly known as the 1993 Long-Term Incentive Plan.

     The purposes of this Plan are:

  to attract and retain the best available Employees, Directors and Consultants for positions of substantial responsibility,

  to provide incentive to Employees, Directors and Consultants, and to promote the success of the Company’s business.

     The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

     2. Definitions. As used herein, the following definitions will apply:

          (a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

          (b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

          (d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

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          (e) “Award Transfer Program” means any program instituted by the Administrator that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Administrator. A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant not for consideration and for bona fide estate planning purposes to a trust or other entity approved by the Administrator and for the benefit of the Participant’s family.

          (f) “Board” means the Board of Directors of the Company.

          (g) “Change in Control” means the occurrence of any of the following events:

               (i) A change in the ownership of the Company that occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company at the time of the acquisition of the additional stock will not be considered a Change in Control; or

               (ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

               (iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

               For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

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               Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

               Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

          (h) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

          (i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

          (j) “Common Stock” means the common stock of the Company.

          (k) “Company” means Quantum Corporation, a Delaware corporation, or any successor thereto.

          (l) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity in a capacity other than as an Employee or Director.

          (m) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

          (n) “Director” means a member of the Board.

          (o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

          (p) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

          (q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (r) “Exchange Program” means a program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or

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lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to participate in an Award Transfer Program, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

          (s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

          (t) “Fiscal Year” means the fiscal year of the Company.

          (u) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (v) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

          (w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (x) “Option” means a stock option granted pursuant to the Plan.

          (y) “Outside Director” means a Director who is not an Employee or Consultant.

          (z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (aa) “Participant” means the holder of an outstanding Award.

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          (bb) “Performance-Based Award” means any Award that is subject to the terms and conditions set forth in Section 10 of the Plan. All Performance-Based Awards are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code.

          (cc) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) cash flow, (b) customer satisfaction, (c) earnings per share, (d) expense control, (e) margin, (f) market share, (g) operating profit, (h) product development and/or quality, (i) profit, (j) return on capital, (k) return on equity, (l) revenue and (m) total shareholder return. Any Performance Goal used may be measured (1) in absolute terms, (2) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (3) in relative terms (including, but not limited to, as compared to results for other periods of time, against financial metrics, and/or against another company, companies or an index or indices), (4) on a per-share or per-capita basis, (5) against the performance of the Company as a whole or a specific business unit(s), business segment(s) or product(s) of the Company, and/or (6) on a pre-tax or after-tax basis. Prior to the Determination Date, the Committee, in its discretion, will determine whether any significant element(s) or item(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participants (for example, but not by way of limitation, the effect of mergers and acquisitions). As determined in the discretion of the Committee prior to the Determination Date, achievement of Performance Goals for a particular Award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles, or as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results.

          (dd) Performance Period” means any Fiscal Year (or period of four (4) consecutive fiscal quarters) or such longer period as determined by the Administrator in its sole discretion during which the performance objectives must be met.

          (ee) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10 of the Plan.

          (ff) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10 of the Plan.

          (gg) “Period of Restriction” means the period during which Restricted Stock Units, Performance Shares, Performance Units and/or the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator. Notwithstanding any contrary provision of the Plan (but subject to the following sentence), the Period of Restriction for such an Award shall expire in full no earlier than (a) the third (3rd) annual anniversary of the grant date if the vesting period expires solely as the

5

result of continued employment or service, and (b) the first (1st) annual anniversary of the grant date if expiration of the vesting period is conditioned on achievement of performance objectives and does not expire solely as the result of continued employment or service. The preceding minimum vesting periods shall not apply with respect to Awards to Directors, or to an Award if determined by the Administrator (in its discretion): (a) due to death, Disability, Retirement, or major capital change, or (b) with respect to Awards other than Options and SARs covering, in the aggregate, no more than five percent (5%) of the shares reserved for issuance under the Plan.

          (hh) “Plan” means this 2012 Long-Term Incentive Plan.

          (ii) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

          (jj) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

          (kk) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (ll) “Section 16(b)” means Section 16(b) of the Exchange Act.

          (mm) “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

          (nn) “Service Provider” means an Employee, Director or Consultant.

          (oo) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (pp) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 of the Plan is designated as a Stock Appreciation Right.

          (qq) “Subsidiary” means a “subsidiary corporation or company,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan.

          (a) Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan shall equal the sum of (a) 13,200,000, (b) any Shares (not to exceed 2,500,000) that remain available to be issued under the Company’s 1993 Long-Term Incentive Plan or the Company’s Nonemployee Director Equity Incentive Plan as of August 14, 2012, (c) any Shares (not to exceed 5,000,000) that, after August 14, 2012, otherwise would have been returned to the Company’s 1993 Long-Term Incentive Plan or the Company’s Nonemployee Director Equity Incentive Plan on account of the expiration, cancellation, repurchase or forfeiture of awards granted under the Company’s 1993 Long-Term

6

Incentive Plan or Nonemployee Director Equity Incentive Plan, and (d) any shares (not to exceed 5,000,000 used to pay the exercise price or purchase of an award or to satisfy the tax withholding obligations related to an award granted under the Company’s 1993 Long-Term Incentive Plan or the Company’s Nonemployee Director Equity Incentive Plan on or before August 14, 2012 that otherwise would have been returned to the Company’s 1993 Long-Term Incentive Plan or the Company’s Nonemployee Director Equity Incentive Plan after August 14, 2012. The Shares may be authorized, but unissued, or reacquired Common Stock.

          (b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised, whether or not actually issued pursuant to such exercise will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price or purchase of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding anything in the Plan or any Award Agreement to the contrary, Shares actually issued pursuant to Awards transferred under any Award Transfer Program will not be again available for grant under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a) of the Plan, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).

          (c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

     4. Administration of the Plan.

          (a) Procedure.

               (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the

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meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

               (v) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

               (i) to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Awards may be granted hereunder;

               (iii) to determine the number of Shares to be covered by each Award granted hereunder;

               (iv) to approve forms of Award Agreements for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction, limitation or requirement regarding any Award or the Shares covered thereby (for example, but not by way of limitation, any holding period or ownership requirement), based in each case on such factors as the Administrator (in its discretion) shall determine;

               (vi) to determine the terms and conditions of any Exchange Program and/or Award Transfer Program and with the consent of the Company’s stockholders, to institute an Exchange Program and/or Award Transfer Program (provided that the Administrator may not implement an Exchange Program and/or Award Transfer Program without first receiving the consent of the Company’s stockholders);

               (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

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               (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying or facilitating compliance with applicable foreign laws and/or for qualifying for favorable tax treatment under applicable foreign laws;

               (ix) to modify or amend each Award (subject to Section 18 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

               (x) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14 of the Plan;

               (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator pursuant to such procedures as the Administrator may determine;

               (xii) to allow a Participant, in compliance with all Applicable Laws including, but not limited to, Section 409A, to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

               (xiii) to determine whether Awards will be settled in Shares, cash or in any combination thereof;

               (xiv) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

               (xv) to require that the Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, as may be specified in an Award Agreement at the time of the Award, or later if (A) Applicable Laws require the Company to adopt a policy requiring such reduction, cancellation, forfeiture or recoupment, or (B) pursuant to an amendment of an outstanding Award; and

               (xvi) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and shall be given the maximum deference permitted by law.

     5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

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     6. Stock Options.

          (a) Limitations.

               (i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

               (ii) The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that, subject to the provisions of Section 13, during any Fiscal Year, the number of Shares covered by Options granted to any one Service Provider will not exceed more than two million five hundred thousand (2,500,000) Shares; provided, however, that in connection with his or her initial service, a Service Provider may be granted Options covering up to an additional two million five hundred thousand (2,500,000) Shares in the Fiscal Year in which his or her service as a Service Provider first commences.

          (b) Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant hereof. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

          (c) Option Exercise Price and Consideration.

               (i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

                    (1) In the case of an Incentive Stock Option

                         (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

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                         (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                    (2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                    (3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

               (ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

               (iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of, without limitation: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a cashless exercise program (whether through a broker, net exercise program or otherwise) implemented by the Company in connection with the Plan; (6) by reduction in the amount of any Company liability to the Participant, (7) by net exercise; (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (9) any combination of the foregoing methods of payment.

          (d) Exercise of Option.

               (i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

               An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of

11

a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

               Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

               (ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Award Agreement, this Plan or the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

               (iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

               (iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such designation has been permitted by the Administrator and provided a beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If a beneficiary designation has not been permitted by the Administrator or if no beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the

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Shares covered by the unvested portion of the Option will be forfeited and immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

     7. Restricted Stock.

          (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine; provided, that, subject to the provisions of Section 13 of the Plan, during any Fiscal Year, the number of Shares of Restricted Stock granted to any one Service Provider will not exceed more than one million (1,000,000) Shares; provided, however, that in connection with his or her initial service, a Service Provider may be granted an additional one million (1,000,000) Shares of Restricted Stock in the Fiscal Year in which his or her service as a Service Provider first commences.

          (b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

          (c) Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

          (d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

               (i) General Restrictions. The Administrator may set restrictions based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

               (ii) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

          (e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

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          (f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

          (g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

          (h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and, subject to Section 3, again will become available for grant under the Plan.

     8. Restricted Stock Units.

          (a) Grant. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine; provided, that subject to the provisions of Section 13 of the Plan, during any Fiscal Year, the number of Restricted Stock Units granted to any one Service Provider will not exceed more than one million (1,000,000); provided, however, that in connection with his or her initial service, a Service Provider may be granted an additional one million (1,000,000) Restricted Stock Units in the Fiscal Year in which his or her service as a Service Provider first commences. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

          (b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.

               (i) General Restrictions. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

               (ii) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units that are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in

14

writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

          (c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

          (d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

          (e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and, subject to Section 3 of the Plan, again will become available for grant under the Plan.

     9. Stock Appreciation Rights.

          (a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

          (b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider, provided that, subject to the provisions of Section 13 of the Plan, during any Fiscal Year, the number of Shares covered by Stock Appreciation Rights granted to any one Service Provider will not exceed more than two million five hundred thousand (2,500,000) Shares; provided, however, that in connection with his or her initial service, a Service Provider may be granted SARs covering up to an additional two million five hundred thousand (2,500,000) Shares in the Fiscal Year in which his or her service as a Service Provider first commences.

          (c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

          (d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

          (e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and

15

set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) of the Plan relating to the maximum term and Section 6(d) of the Plan relating to exercise also will apply to Stock Appreciation Rights.

          (f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

               (i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

               (ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

     At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

     10. Performance Units and Performance Shares.

          (a) Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant; provided, that subject to the provisions of Section 13 of the Plan, during any Fiscal Year, (a) the number of Performance Shares granted to any one Service Provider will not exceed more than one million (1,000,000); provided, however, that in connection with his or her initial service, a Service Provider may be granted an additional one million (1,000,000) Performance Shares in the Fiscal Year in which his or her service as a Service Provider first commences, and (b) no Service Provider will receive Performance Units having an initial value greater than ten million dollars ($10,000,000); provided, however, that in connection with his or her initial service, a Service Provider may be granted additional Performance Units in the Fiscal Year in which his or her service as a Service Provider first commences having an initial value no greater than ten million dollars ($10,000,000).

          (b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

          (c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

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               (i) General Restrictions. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

               (ii) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Shares and/or Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the Determination Date. In granting Performance Shares and/or Performance Units that are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares and/or Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

          (d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

          (e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period or as otherwise determined by the Administrator; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

          (f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and, subject to Section 3 of the Plan, again will be available for grant under the Plan.

     11. Leaves of Absence/Transfer Between Locations. If determined by the Administrator (in its discretion and on a case-by-case basis) or as otherwise required by Applicable Law, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence, such that vesting shall cease on the first day of any unpaid leave of absence and shall only recommence upon return to active service. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by

17

statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

     12. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding anything to the contrary in the Plan, in no event will the Administrator have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

     13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

          (a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, the numerical Share limits in Section 3 of the Plan and the per person numerical Share limits in Sections 6(a), 7(a), 8(a), 9(b) and 10(a) of the Plan. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised (with respect to an Option or SAR) or vested (with respect to an Award other than an Option or SAR), an Award will terminate immediately prior to the consummation of such proposed action.

          (c) Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

          In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or

18

other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

          For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

          Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

          (d) Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

     14. Tax.

          (a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

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          (b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or such other amount as will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or such other amount as will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

          (c) Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or otherwise meet the requirements of Section 409A and will be construed and interpreted, including but not limited with respect to ambiguities and/or ambiguous terms, in accordance with such intent, except as otherwise specifically determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.

     15. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

     16. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

     17. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its approval by the Company’s stockholders. It will continue in effect for a term of ten (10) years from the date of the initial Board action to adopt the Plan unless terminated earlier under Section 18 of the Plan.

     18. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

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          (b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

     19. Compliance with Applicable Laws. The terms of the Plan are subject to Applicable Laws and shall be interpreted in such a manner as to comply with Applicable Laws.

     20. Conditions Upon Issuance of Shares.

          (a) Legal Compliance. The granting of Awards and the issuance and delivery of Shares under the Plan shall be subject to all Applicable Laws, rule and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Shares will not be issued pursuant to the exercise or vesting of an Award and the Company may not permit the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws, rules and regulations and will be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Awards and/or Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the grant, exercise or vesting of Awards or the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to grant Awards, to allow exercise or vesting of Awards or to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

     22. Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material Company and/or Subsidiary policies, breach of non-competition, confidentiality, or other

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restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. The Administrator may also require the application of this Section with respect to any Award previously granted to a Participant even without any specified terms being included in any applicable Award Agreement to the extent required under Applicable Laws.

     23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

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EXHIBIT B

QUANTUM CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated August 15, 2012)

     The following constitute the provisions of the Employee Stock Purchase Plan (herein called the “Plan”) of Quantum Corporation (herein called the “Company”).

     1. Purpose. The purpose of the Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions or other contributions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code, although the Company makes no undertaking or representation to maintain such qualification. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. In addition, this Plan document authorizes the purchase of Common Stock under a Non-423(b) Component, pursuant to rules, procedures or sub-plans adopted by the Board or a committee appointed by the Board and designed to achieve tax, securities law or other objectives.

     2. Definitions.

          (a) “Board” shall mean the Board of Directors of the Company.

          (b) “Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

          (c) “Code Section 423(b) Plan” shall mean an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code, as amended. The provisions of the Code Section 423(b) Plan should be construed, administered and enforced in accordance with Section 423(b) of the Code.

          (d) “Common Stock” shall mean the common stock of the Company.

          (e) “Company” shall mean Quantum Corporation, a Delaware corporation.

          (f) “Compensation” shall mean all regular straight time earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and commissions (except to the extent that the exclusion of any such items for all participants is specifically directed by the Board or a committee appointed by the Board).

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The Board or a committee appointed by the Board shall have the power and discretion to (i) change the definition of Compensation for future Offering Periods, and (ii) determine what constitutes Compensation for Employees outside of the United States.

          (g) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or re-employment upon the expiration of such leave is guaranteed by contract or statute; or (ii) notification by the Company of termination under a reduction-in-force. Termination in the case of a reduction-in-force shall be considered to have occurred at the end of the employee’s continuation period.

          (h) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board or a committee appointed by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (i) “Employee” means any person, including an officer, who is employed by the Company or one of its Designated Subsidiaries. The Board or a committee appointed by the Board, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) that the definition of Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Board or a committee appointed by the Board in its discretion), (ii) customarily works not more than twenty (20) hours per week or not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Board or a committee appointed by the Board in its discretion), or (iii) is a highly compensated employee under Section 414(q) of the Code.

          (j) “Enrollment Date” shall mean the first Trading Day on or after every February 6 and August 6 of each year.

          (k) “Exercise Date” shall mean the date approximately six months after the Enrollment Date of an Offering Period and shall be one Trading Day prior to an Enrollment Date of the immediately following Offering Period.

          (l) “Fair Market Value” means, as of any date, the closing sales price of the Common Stock (or the closing bid, if no sales were reported) as quoted on the stock exchange with the greatest volume of trading in Common Stock on the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board or a committee appointed by the Board deems reliable.

          (m) “Non-423(b) Component” means the grant of an option under the Plan which is not intended to meet the requirements set forth in Section 423(b) of the Code, as amended.

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          (n) “Offering Period” shall mean a period commencing on an Enrollment Date and ending on the Exercise Date, approximately six (6) months later, or as otherwise set forth in Section 4 hereof.

          (o) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (p) “Plan” shall mean this Employee Stock Purchase Plan, which includes a Code Section 423(b) Plan and a Non-423(b) Component.

          (q) “Purchase Price” shall have the meaning as set forth in Section 7(b).

          (r) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (s) “Trading Day” shall mean a day on which the New York Stock Exchange is open for trading.

     3. Eligibility

          (a) Any Employee (as defined in Section 2) who shall be employed by the Company or one of its Designated Subsidiaries on the date his or her participation in the Plan is effective shall be eligible to participate in the Plan, unless the Company, in its discretion, decides that such participation would infringe any U.S. or foreign law, rules or regulations.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately, after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) which permits his or her rights to purchase shares under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars (US$25,000) of the fair market value of the shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

          (c) No employee of the Company or a Designated Subsidiary shall be eligible to participate in the Non-423(b) Component of the Plan if he or she is an officer or director of the Company subject to the requirements of Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Act”).

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     4. Offering Dates. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on an Enrollment Date, and shall continue thereafter until terminated in accordance with Section 19 hereof. The Board or a committee appointed by the Board shall have the power to change the duration of Offering Periods with respect to future Offering Periods. In no event shall the duration of an Offering Period exceed nine (9) months. Notwithstanding the foregoing, no offers hereunder shall be made until compliance with all applicable securities law has been obtained.

     5. Participation.

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form and manner determined by the Company in its discretion from time to time. The Company, in its discretion, may decide that an Employee may submit contributions to the Plan by means other than payroll deductions.

          (b) Payroll deductions to the Plan for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10. If participants are permitted or required to contribute to the Plan by other means, the Company, in its discretion, will determine the procedure for providing the contributions prior to the Exercise Date.

     6. Payroll Deductions/Contributions.

          (a) At the time a participant files his or her subscription agreement, he or she shall elect to contribute to the Plan (in the form of payroll deductions or otherwise) on each payday during the Offering Period at a rate not exceeding ten percent (10%) of the Compensation which he or she received on such payday, and the aggregate of such payroll deductions pursuant to the Plan during the Offering Period shall not exceed ten percent (10%) of his or her aggregate Compensation during said Offering Period. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

          (b) All contributions made for a participant shall be credited to his or her account under the Plan.

          (c) A participant may discontinue participation in the Plan as provided in Section 10, or may change the rate of payroll deductions or other contributions by submitting written notice to the Company in the form and manner prescribed by the Board or a committee appointed by the Board (or its designee) authorizing a change in the participant’s payroll deduction or contribution rate. The change rate shall be effective (i) in the case of a decrease in rate, with the first payroll period following the Company’s receipt of the notice of rate change, and (ii) in the case of an increase in rate at the beginning of the next Offering Period following the Company’s receipt of the notice of

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rate change. If a participant has not followed the procedures prescribed by the Board or a committee appointed by the Board (or its designee) to change the rate of payroll deductions or other contributions, the rate of his or her payroll deductions or other contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Board or a committee appointed by the Board may, in its sole discretion, limit the nature and/or number of payroll deduction or contribution rate changes that may be made by participants during any Offering Period.

     7. Grant of Option.

          (a) On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date during such Offering Period up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s contributions to the Plan accumulated during the Offering Period ending on such Exercise Date by the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of the Company’s Common Stock on the Enrollment Date, or (ii) eighty-five (85%) of the Fair Market Value of a share of the Company’s Common Stock on the Exercise Date; provided that in no event shall an Employee be permitted to purchase in one calendar year more than a number of shares determined by dividing US$25,000 by the Fair Market Value of a share of the Company’s Common Stock (determined at the time such option is granted), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The option shall be automatically exercised on the Exercise Date during the Offering Period, unless the participant has withdrawn pursuant to Section 10, and shall expire on the last day of the Offering Period.

          (b) The purchase price per share of the shares offered in a given offering Period shall be the lower of: (i) 85% of the Fair Market Value of a share of the Common Stock of the Company on the Enrollment Date; or (ii) 85% of the Fair Market Value of a share of the Common Stock of the Company on the Exercise Date (such price, the “Purchase Price”).

          (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s contributions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all contributions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $21,250. Contributions shall recommence at the rate provided in such participant’s subscription scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

          (d) If the Board or a committee appointed by the Board determines, in its sole discretion, that the exercise of an option or the disposition of Common Stock issued under the Plan will result in tax liability for which the Company or a Designated Subsidiary will have an obligation to withhold, the participant must make adequate

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provision for the payment of such federal, state, local and foreign income, social insurance, employment and any other applicable taxes. At any time, the Company or the Designated Subsidiary may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company or the Designated Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company or the Designated Subsidiary any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the eligible Employee.

     8. Exercise of Option. The participant’s option for the purchase of shares will be exercised automatically on each Exercise Date of each Offering Period and the maximum number of full shares subject to option will be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions or other contributions in his or her account unless prior to such Exercise Date the participant has withdrawn from the Offering Period as provided in Section 10 or unless any of the limitations under Sections 3, 7 or 12 would be exceeded. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by the participant. No fractional shares shall be purchased; any payroll deductions or other contributions accumulated in a participant’s account which are not sufficient to purchase a full share, or which would cause the limitations under Sections 3, 7 or 12 hereof to be exceeded, shall be returned to the participant after the Exercise Date.

     9. Delivery. As promptly as practicable after each Exercise Date, the Company shall arrange the delivery to each participant, as appropriate, the shares of Common Stock purchased upon exercise of the option. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

     10. Withdrawal; Termination of Employment.

          (a) A participant may withdraw all but not less than all the contributions credited to his or her account under the Plan at any time prior to the end of the Offering Period by giving written notice to the Company in the form and manner prescribed by the Board or a committee appointed by the Board for such purpose. All of the participant’s contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current Offering Period will be automatically terminated, and no further contributions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, contributions may not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

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          (b) Upon termination of the participant’s employment prior to the end of the Offering Period for any reason, including retirement or death, the contributions credited to his or her account will be returned to him or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated; provided that if an Employee shall take a leave of absence approved by the Company in accordance with Section 2(g) of this Plan during an Offering Period in which the Employee is a participant, the participant will be deemed to have his or her contributions reduced to 0% during such leave of absence, but he or she shall continue to be a participant in the applicable Offering Period and upon his or her return to employment with the Company shall be eligible to participate fully in any remaining portion of the applicable Offering Period. If the participant fails to return to employment with the Company at the end of such authorized leave of absence, or if his or her employment is otherwise terminated earlier, he or she shall be deemed to have withdrawn from participation in the Plan.

          (c) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods.

     11. Interest. No interest shall accrue on the contributions of a participant in the Plan, unless required by applicable law.

     12. Stock.

          (a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 19,734,637, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. In addition, in no event shall more than 2,000,000 shares of the Company’s Common Stock (subject to adjustment upon changes in capitalization of the Company as provided in Section 18) be made available for sale under the Plan in any one Offering Period. Furthermore, the Company, in its discretion, may decide to impose a limit on the number of shares of the Company’s Common Stock that each participant may purchase during any one Offering Period. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof at the beginning of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding) or the 2,000,000 share limit for any Offering Period, the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of contributions, if necessary.

          (b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant will only have the rights of an unsecured creditor with respect to such shares,

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and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse, or as otherwise directed by the participant.

     13. Administration. The Plan shall be administered by the Board of Directors of the Company or a committee appointed by the Board. The Board or a committee appointed by the Board will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 12(a), but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan). Unless otherwise determined by the Board or a committee appointed by the Board, the Employees eligible to participate in each sub-plan will participate in a separate Offering. Without limiting the generality of the foregoing, the Board or a committee appointed by the Board is specifically authorized (in its discretion) to adopt rules and procedures regarding eligibility to participate, the form and manner for making elections under the Plan, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest (if any), conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements and withholding procedures and handling of stock certificates that vary with applicable local requirements. The Board or a committee appointed by the Board also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423 2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision, interpretation and determination made by the Board or a committee appointed by the Board will, to the full extent permitted by law, be final and binding upon all parties.

     14. Designation of Beneficiary.

          (a) Unless otherwise determined by the Company, a participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the Offering Period but prior to delivery to him of such shares and cash. In addition, unless otherwise determined by the Company, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s

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account under the Plan in the event of such participant’s death prior to the end of the Offering Period.

          (b) Unless otherwise determined by the Company, such designation of beneficiary may be changed by the participant at any time by written notice to the Company in the form and manner prescribed by the Board or a committee appointed by the Board for such purpose. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate or determine to be the appropriate recipients of the shares and/or cash under applicable law.

          (c) All beneficiary designations will be in such form and manner as the Board or a committee appointed by the Board may prescribe from time to time.

     15. Transferability. Neither contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

     16. Use of Funds. All contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such contributions, unless required by applicable law. Until shares of Common Stock are issued, participants will only have the rights of an unsecured creditor with respect to such shares.

     17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually as promptly as practically feasible following an Exercise Date, which statements will set forth the amounts of contributions, the per share Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     18. Adjustments Upon Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, or other change in the corporate structure of the Company that affects the shares of Common Stock, then the Board or a committee appointed by the Board shall, in such manner as it may deem

9

equitable, adjust the number and class of shares of Common Stock (or other securities, property or cash) that may be delivered under the Plan, and the number, class, and price of shares of Common Stock subject to any option under the Plan which has not yet been exercised, as determined by the Board or a committee appointed by the Board (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     19. Amendment or Termination.

          (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors or a committee appointed by the Board on an Exercise Date if the Board or its committee, as applicable, determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18 and this Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

          (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding or contributing to the Plan in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

     20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21. Stockholder Approval. If required by Section 19, any amendment to the Plan shall be subject to approval by the stockholders of the Company within twelve

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months before or after the date such amendment is adopted. If such stockholder approval is obtained at a duly held stockholders’ meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon, which approval shall be:

          (a) solicited substantially in accordance with Section 14(a) of the Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Act at the time such information is furnished; and

          (b) obtained at or prior to the first annual meeting of stockholders held subsequent to the later of (i) the first registration of Common Stock under Section 12 of the Act, or (ii) the acquisition of an equity security for which exemption is claimed.

          In the case of approval by written consent, it must be obtained in accordance with applicable state law.

     22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board or a committee appointed by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board or a committee appointed by the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

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     24. Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a New Exercise Date and such Offering Period shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed merger or asset sale. The Board or a committee appointed by the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

     25. Code Section 409A. The Code Section 423(b) Plan is exempt from the application of Section 409A of the Code. The Non-423(b) Component is intended to be exempt from Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In the case of a participant who would otherwise be subject to Section 409A of the Code, to the extent an option to purchase shares of Common Stock or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the option to purchase shares of Common Stock shall be granted, paid, exercised, settled or deferred in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued with respect thereto, except as otherwise determined by the Board or a committee appointed by the Board. Notwithstanding the foregoing, the Company shall have no liability to a participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or a committee appointed by the Board with respect thereto.

     26. Governing Law. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of federal law, this Plan shall be construed in accordance with, and shall be governed by, the substantive laws of the State of California without regard to any provisions of California law relating to the conflict of laws.

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EXHIBIT C

QUANTUM CORPORATION
EXECUTIVE OFFICER INCENTIVE PLAN
(April 1, 2012 Restatement)

SECTION 1.
BACKGROUND AND PURPOSE

     1.1 Effective Date

     The Plan, which was adopted by the Company effective as of April 1, 2001, is hereby amended and restated effective as of April 1, 2012 subject to ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2012 Annual Meeting of Stockholders of the Company.

     1.2 Purpose of the Plan

     The Plan is intended to increase stockholder value and the success of the Company by motivating key executives (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing participants with the opportunity to earn with incentive awards for the achievement of goals relating to the performance of the Company. The Plan is intended to permit the payment of awards that qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 2.
DEFINITIONS

     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

     2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     2.2 “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to reduce or eliminate the award otherwise determined by the Payout Formula.

     2.3 “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

     2.4 “Board” means the Board of Directors of the Company.

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     2.5 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     2.6 “Committee” means the committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.

     2.7 “Company” means Quantum Corporation, a Delaware corporation, or any successor thereto.

     2.8 “Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under Section 162(m) of the Code.

     2.9 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

     2.10 “Fiscal Quarter” means a fiscal quarter of the Company.

     2.11 “Fiscal Year” means the fiscal year of the Company.

     2.12 “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

     2.13 “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

     2.14 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (a) cash flow, (b) customer satisfaction, (c) earnings per share, (d) expense control, (e) margin, (f) market share, (g) operating profit, (h) product development and/or quality, (i) profit, (j) return on capital, (k) return on equity, (l) revenue and (m) total shareholder return. Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from award to award. Any Performance Goal used may be measured (1) in absolute terms, (2) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (3) in relative terms (including, but not limited to, as compared to results for other periods of time, against financial metrics and/or against another company, companies or an index or indices), (4) on a per-share or per-capita basis, (5) against the performance of the Company as a whole or a specific business unit(s), business segment(s) or product(s) of the Company, and/or (6) on a pre-tax or after-tax basis. Prior to the Determination Date, the Committee, in its discretion, will determine whether any significant element(s) or item(s) will be included in or

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excluded from the calculation of any Performance Goal with respect to any Participants (for example, but not by way of limitation, the effect of mergers and acquisitions). As determined in the discretion of the Committee prior to the Determination Date, achievement of Performance Goals for any particular Target Award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles, or as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results.

     2.15 “Performance Period” means any Fiscal Year (or period of four (4) consecutive Fiscal Quarters) or such other period longer than a Fiscal Year but not longer than three Fiscal Years (or period of twelve (12) consecutive Fiscal Quarters), as determined by the Committee in its sole discretion.

     2.16 “Plan” means the Quantum Corporation Executive Officer Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

     2.17 “Shares” means shares of the Company’s common stock.

     2.18 “Target Award” means the target award payable under the Plan to a Participant for the Performance Period as determined by the Committee in accordance with Section 3.3.

SECTION 3.
SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

     3.1 Selection of Participants

     The Committee, in its sole discretion, shall select the Employees of the Company who shall be Participants for any Performance Period. The Committee, in its sole discretion, also may designate as Participants one or more individuals (by name or position) who are expected to become Employees during a Performance Period. Participation in the Plan is in the sole discretion of the Committee, and shall be determined on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

     3.2 Determination of Performance Goals

     The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing. The Performance Goals may differ from Participant to Participant and from award to award. The Committee shall also determine and set forth in writing whether any significant elements shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

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     3.3 Determination of Target Awards

     The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing. The Target Award may be denominated by reference to a formula, a percentage of base salary, or a fixed dollar amount.

     3.4 Determination of Payout Formula or Formulae

     The Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved at the predetermined level, and (d) provide for the payment of an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, no Participant’s Actual Award(s) under the Plan may, for any period of three (3) consecutive Fiscal Years, exceed $15,000,000.

     3.5 Date for Determinations

     The Committee shall make all determinations under Section 3.1 through 3.4 on or before the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under Section 162(m) of the Code. For Fiscal Year Performance Periods, such date is expected to be the earlier of (i) 90 days after the commencement of each Performance Period or (ii) the expiration of 25% of the Performance Period.

     3.6 Determination of Actual Awards

     After the end of each Performance Period, the Committee shall certify in writing (for example, in its meeting minutes) the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded, as determined by the Committee. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance which has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) determine what Actual Award, if any, will be paid in the event of a Termination of Service prior to the end of the Performance Period.

SECTION 4.
PAYMENT OF AWARDS

     4.1 Right to Receive Payment

     Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to

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establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

     4.2 Timing of Payment

     Payment of each Actual Award shall be made as soon as practicable, but no later than two and one-half months after the end of the Performance Period during which the Actual Award was earned.

     4.3 Form of Payment

     Each Actual Award shall be paid in cash (or its equivalent) or Shares in a single lump sum, except as otherwise determined by the Committee, in its sole discretion. To the extent an Actual Award, in whole or in part, is payable in Shares, such Shares shall be granted under the Company’s 2012 Long-Term Incentive Plan or such other shareholder approved plan of the Company providing for payment of Shares as the Committee may determine. If (a) an Actual Award is paid in Shares or (b) a Target Award denominated in Shares is paid in cash, the number of Shares to be determined shall be determined by dividing the cash amount otherwise payable by the closing per share selling price for Shares as quoted on the New York Stock Exchange on the date payment of the Actual Award is to be made.

     4.4 Payment in the Event of Death

     If a Participant dies prior to the payment of an Actual Award earned by him or her prior to death for a prior Performance Period, the Award shall be paid to administrator or representative of his or her estate, except as provided in Section 6.6.

SECTION 5.
ADMINISTRATION

     5.1 Committee is the Administrator

     The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under Section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify. Unless otherwise determined by the Board, the Plan shall be administered by the Compensation Committee of the Board.

     5.2 Committee Authority

     It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are

5

necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

     5.3 Decisions Binding

     All interpretations, determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

     5.4 Delegation by the Committee

     The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only to the extent consistent with applicable laws (including the provisions of Section 162(m) of the Code to the extent applicable) and the rules and regulations of the principal securities market on which the Company’s securities are listed or qualified for trading.

SECTION 6.
GENERAL PROVISIONS

     6.1 Tax Withholding

     The Company (or an Affiliate) shall withhold all applicable taxes from any Actual Award, including any federal, state, local and other taxes (including, but not limited to, the Participant’s FICA and SDI obligations).

     6.2 No Effect on Employment or Service

     Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a termination of employment or service. Employment with the Company and its Affiliates is on an at-will basis only. The Company and its Affiliates expressly reserve the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment or service with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

     6.3 Participation

     No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

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     6.4 Indemnification

     Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

     6.5 Successors

     All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

     6.6 Beneficiary Designations

          a. Designation. Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify from time to time, designate one or more beneficiaries to receive any Actual Award payable to the Participant at the time of his or her death. Notwithstanding any contrary provision of this Section 6.6 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of beneficiaries.

          b. Changes. A Participant may designate different beneficiaries (or may revoke a prior beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

          c. Failed Designation. If the Committee does not make this Section 6.6 operative or if Participant dies without having effectively designated a beneficiary, the Participant’s Account shall be payable to the general beneficiary shown on the records of the Employer. If no beneficiary survives the Participant, the Participant’s Account shall be payable to his or her estate.

7

     6.7 Nontransferability of Awards

     No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

     6.8 Deferrals

     The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or Shares that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion and shall be under a plan or arrangement consistent with the requirements of Section 409A of the Code.

     6.9 Section 409A

     It is intended that all bonuses payable under this Plan will be exempt from the requirements of Section 409A pursuant to the “short-term deferral” exemption or, in the alternative, will comply with the requirements of Section 409A so that none of the payments and benefits to be provided under this Plan will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein shall be interpreted to so comply or be exempt. Each payment and benefit payable under this Plan is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company may, in good faith and without the consent of any Participant, make any amendments to this Plan and take such reasonable actions which it deems necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition under Section 409A prior to actual payment to the Participant

SECTION 7.
AMENDMENT, TERMINATION AND DURATION

     7.1 Amendment, Suspension or Termination

     The Board or the Committee, each in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

     7.2 Duration of the Plan

     The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board’s or the Committee’s right to amend or terminate the Plan), shall remain in effect thereafter.

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SECTION 8.
LEGAL CONSTRUCTION

     8.1 Gender and Number

     Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     8.2 Severability

     In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     8.3 Requirements of Law

     The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     8.4 Governing Law

     The Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

     8.5 Captions

     Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

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QUANTUM CORPORATION 1650 TECHNOLOGY DRIVE SUITE 800 SAN JOSE, CA 95110
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QUANTUM CORPORATION					For	Withhold	For All
					All	All	Except
The Board of Directors Recommends a Vote "For" Proposals 1, 2, 3, 4, 5 and 6.
Vote on Directors					☐	☐	☐
1.	Proposal to elect to the Board of Directors.
	01)	Paul R. Auvil III	05)	Jon W. Gacek
	02)	Michael A. Brown	06)	David A. Krall
	03)	Thomas S. Buchsbaum	07)	Joseph A. Marengi
	04)	Elizabeth A. Fetter	08)	David E. Roberson
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

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Vote on Proposals

2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2013.	☐	☐	☐

3.	Proposal to adopt a resolution approving, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

4.	Proposal to approve and ratify an amendment to the Company's 1993 Long-Term Incentive Plan.	☐	☐	☐

5.	Proposal to approve and ratify an amendment to the Company's Employee Stock Purchase Plan.	☐	☐	☐

6.	Proposal to approve and ratify an amendment to the Company's Executive Officer Incentive Plan.	☐	☐	☐

7.	Proposal to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2, 3, 4, 5 and 6. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check the box to the right and indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. Please do not check the box unless you want to exercise cumulative voting.	☐

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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M48106-TBD
QUANTUM CORPORATION

Annual Meeting of Stockholders — August 15, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of Quantum Corporation, a Delaware Corporation, hereby acknowledge(s) receipt of the Proxy Statement dated June 28, 2012, and hereby appoint(s) Jon W. Gacek and Shawn D. Hall, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Quantum Corporation, to be held August 15, 2012 at 8:00 a.m., Pacific Daylight Time, at Quantum's corporate headquarters at 1650 Technology Drive, San Jose, CA 95110, and at any adjournments or postponements thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.

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